EXHIBIT 10(B)
                                                                   -------------
                                 EXECUTION COPY
                                 ==============






================================================================================


                       STOCK AND ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              AMPHENOL CORPORATION,

                 AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.,

                           INSILCO TECHNOLOGIES, INC.,

                             T.A.T. TECHNOLOGY INC.,

                      INSILCO INTERNATIONAL HOLDINGS, INC.

                                       AND

                         PRECISION CABLE MFG. CO., INC.

                          DATED AS OF DECEMBER 15, 2002


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Definitions.....................................................2
Section 1.2    Construction...................................................10
Section 1.3    Currency.......................................................10


                                   ARTICLE II
                                PURCHASE AND SALE

Section 2.1    Purchase and Sale of the Shares................................11
Section 2.2    Purchase and Sale of Assets....................................11
Section 2.3    Excluded Assets................................................12
Section 2.4    Assumed Liabilities............................................14
Section 2.5    Excluded Liabilities...........................................15
Section 2.6    Assumption of Certain Leases and Other Contracts...............15


                                   ARTICLE III
                          PURCHASE PRICE; CURE AMOUNTS

Section 3.1    Purchase Price.................................................16
Section 3.2    Cure Amounts...................................................17
Section 3.3    Purchase Price Adjustment......................................17


                                   ARTICLE IV
                                   THE CLOSING

Section 4.1    Time and Place of the Closing..................................19
Section 4.2    Deliveries by the Sellers......................................19
Section 4.3    Deliveries by the Buyer Parties................................21


                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Section 5.1    Organization; Qualification....................................22
Section 5.2    Authority Relative to this Agreement...........................22
Section 5.3    Organization, Authority and Qualification
                 of the Purchased Subsidiary..................................22
Section 5.4    TAT............................................................23
Section 5.5    Capitalization; Ownership of Shares............................23
Section 5.6    Consents and Approvals; No Violation...........................23
Section 5.7    Financial Statements and Reports...............................24
Section 5.8    Title to Assets................................................24

Section 5.9    Owned Real Property............................................24
Section 5.10   Leased Real Property...........................................25
Section 5.11   Environmental Matters..........................................26
Section 5.12   ERISA; Benefit Plans...........................................27
Section 5.13   Certain Contracts and Arrangements.............................29
Section 5.14   Legal Proceedings and Judgments................................29
Section 5.15   Permits........................................................29
Section 5.16   Compliance with Laws...........................................29
Section 5.17   Taxes..........................................................29
Section 5.18   Intellectual Property..........................................30
Section 5.19   Labor and Employment Matters...................................31
Section 5.20   Brokers........................................................31
Section 5.21   Overlapping Assets.............................................31
Section 5.22   Absence of Change or Event.....................................31
Section 5.23   Accounts Receivable............................................32
Section 5.24   Disclaimer of Other Representations and Warranties.............32


                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Section 6.1    Organization...................................................33
Section 6.2    Authority Relative to this Agreement...........................33
Section 6.3    Consents and Approvals; No Violation...........................33
Section 6.4    Legal Proceedings and Judgments................................34
Section 6.5    Brokers........................................................34
Section 6.6    Buyer Parties Financing........................................34
Section 6.7    Investment Purpose.............................................34
Section 6.8    GST and QST Registration.......................................34


                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

Section 7.1    Conduct of Business............................................34
Section 7.2    Access to Information; Maintenance of Records..................35
Section 7.3    Expenses.......................................................37
Section 7.4    Further Assurances.............................................37
Section 7.5    Public Statements..............................................38
Section 7.6    Governmental Authority Consents and Approvals..................38
Section 7.7    Tax Matters....................................................39
Section 7.8    Litigation Support.............................................41
Section 7.9    Notification...................................................41
Section 7.10   Submission for Bankruptcy Court Approval.......................41
Section 7.11   Overbid Procedures.............................................42
Section 7.12   Mail Received After the Closing................................45
Section 7.13   Employees......................................................45
Section 7.14   Overlapping Assets.............................................47
Section 7.15   Sellers' Guarantees............................................47
Section 7.16   Purchase Price.................................................47
Section 7.17   Concerning the Canadian Trustee................................48
Section 7.18   Disconnection of Computer Line.................................49

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.1    Conditions to Each Party's Obligations to Effect the Closing...49
Section 8.2    Conditions to Obligations of the Buyer Parties.................50
Section 8.3    Conditions to Obligations of the Sellers.......................51


                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

Section 9.1    Termination....................................................51
Section 9.2    Procedure and Effect of Termination............................52
Section 9.3    Extension; Waiver..............................................53


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1   Amendment and Modification.....................................53
Section 10.2   Waiver of Compliance; Consents.................................53
Section 10.3   Survival.......................................................53
Section 10.4   No Impediment to Liquidation...................................54
Section 10.5   Notices........................................................54
Section 10.6   Assignment.....................................................55
Section 10.7   Third-Party Beneficiaries......................................55
Section 10.8   Severability...................................................55
Section 10.9   Governing Law..................................................55
Section 10.10  Submission to Jurisdiction.....................................55
Section 10.11  Counterparts...................................................56
Section 10.12  Incorporation of Exhibits......................................56
Section 10.13  Entire Agreement...............................................56
Section 10.14  Headings.......................................................56
Section 10.15  Remedies.......................................................56
Section 10.16  Bulk Sales or Transfer Laws....................................56
Section 10.17  WAIVER OF JURY TRIAL...........................................56
Section 10.18  English Language...............................................57

EXHIBITS
--------

Exhibit A      Assumed Agreements
Exhibit B      Form of Assumption Agreement
Exhibit C      Form of Bill of Sale
Exhibit D      Form of Escrow Agreement
Exhibit E      Form of Deed
Exhibit F      Allocation of Purchase Price and Assumed Liabilities
Exhibit G      Form of Bidding Procedures Order
Exhibit H      Form of Sale Order
Exhibit I      Form of Deed of Transfer
Exhibit J      Form of Canadian Bill of Sale

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.3(d)                                      Excluded Assets
5.5                                         Capitalization; Ownership of Shares
5.7(a)                                      Financial Statements and Reports
5.9(a), (b)                                 Owned Real Property
5.10(a), (b), (c), (d)                      Leased Real Property
5.11                                        Environmental Matters
5.12(a), (c), (d), (e), (f), (i)            ERISA; Benefit Plans
5.13                                        Certain Contracts and Arrangements
5.14                                        Legal Proceedings and Judgments
5.15                                        Permits
5.17                                        Taxes
5.18                                        Intellectual Property
5.19                                        Labor and Employment Matters
5.21                                        Overlapping Assets
5.22                                        Absence of Change or Event
7.1                                         Conduct of Business
7.13(a)                                     Employees
7.15                                        Sellers' Guarantees

                       STOCK AND ASSET PURCHASE AGREEMENT


         This Stock and Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation ("ITI"), T.A.T. Technology Inc., a Quebec corporation ("TAT"), Insilco International Holdings, Inc., a Delaware corporation ("IIH"), and Precision Cable Mfg. Co., Inc., a Texas corporation ("PCMCI", and together with ITI, TAT and IIH, the "Sellers", and each individually a "Seller") and Amphenol Corporation, a Delaware corporation (the "Buyer") and Amphenol Technical Products International Co., a Nova Scotia corporation (the "Canadian Buyer" and, together with the Buyer, the "Buyer Parties").

         WHEREAS, PCMCI and IIH own all of the issued and outstanding equity securities (the "Shares") of Precision Cable Mfg. Corp. de Mexico, S.A. de C.V., a Mexican corporation ("Precision Cable Mexico");

         WHEREAS, the Sellers, directly and through the Purchased Subsidiary, are engaged in the Business at various locations;

         WHEREAS, the Sellers, other than TAT, are preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq.;

         WHEREAS, the Sellers wish to sell to the Buyer Parties, and the Buyer Parties wish to purchase, directly or through one or more of their Affiliates, from the Sellers, the Business, including the Shares and the Purchased Assets, and in connection therewith the Buyer Parties are willing to assume from the Sellers all of the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, all of the assets of the Business located in Canada are owned by TAT;

         WHEREAS, TAT intends to file a proposal (the "Canadian Bankruptcy Filing", which term shall include any deemed assignment under the Bankruptcy and Insolvency Act (Canada) R.S.C. 1985, c. B-3 (the "Canadian Bankruptcy Code")) and will appoint Ernst & Young Inc. as trustee (the "Canadian Trustee");

         WHEREAS, the Buyer Parties and the Sellers contemplate that upon the Canadian Bankruptcy Filing, TAT shall call a meeting of all creditors (including the Lenders for their deficiency claim) to be held in compliance with the Canadian Bankruptcy Code;

         WHEREAS, the Buyer Parties and the Sellers contemplate that the Purchased Assets owned by TAT (the "Canadian Purchased Assets") shall be sold by the Canadian Trustee with the permission and approval of inspectors appointed in the Canadian Bankruptcy Filing ("Inspector Approval") or by an order of the Quebec Superior Court (Commercial Division) sitting in matters of bankruptcy (the "Canadian Bankruptcy Court") approving the sale of the Canadian Purchased Assets contemplated herein (the "Canadian Bankruptcy Court Order"); and

         WHEREAS, the Buyer Parties and the Sellers contemplate that on the granting of Inspector Approval or the Canadian Bankruptcy Court Order the Canadian Trustee will have full authority to sell the Canadian Purchased Assets and to consummate the transactions contemplated by this Agreement, all in accordance with the Canadian Bankruptcy Court Order or Inspector Approval, as the case may be (as a result, "TAT" or "Sellers" may refer to the Canadian Trustee, as the context may require).

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all postpetition accounts payable to third parties and owed by the Business and all accounts payable to third parties owed by the Purchased Subsidiary, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable and owed to the Business, together with any interest or unpaid financing charges accrued thereon, but excluding all Excluded Receivables.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property (movable or immovable) lease, commitment, understanding or instrument which primarily relates to the Business, the Shares or the Purchased Assets and which is listed on Exhibit A attached hereto, as amended from time to time as contemplated in Section 2.6(a).

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Sellers at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Sellers at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the Seller Parties' business and activities as conducted on the date hereof at its facilities in (i) Lake Wales, Florida, (ii) Rockwall, Texas, (iii) Montreal, Canada and (iv) Reynosa, Mexico, which includes the design, manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer Parties' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Canadian Bill of Sale" means the Canadian Bill of Sale to be executed and delivered by the Canadian Trustee, in its capacity as trustee to the estate of TAT, substantially in the form of Exhibit J hereto.

         "Canadian Collective Dismissal Legislation" means legislation applicable to employees in Canada relating to notices of plant closings, collective dismissals or layoffs.

         "Canadian Sales Taxes" means any and all applicable goods and service taxes, provincial sales taxes or any other taxes or impositions resulting from the sale of the Canadian Purchased Assets contemplated by this Agreement, including applicable GST and QST.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Sellers' cases commenced under Chapter 11 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets (provided that the Purchased Assets are in compliance in all material respects with all such regulations as of the Closing Date), (iii) all exceptions, restrictions, servitudes, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, provincial, local or municipal recorder under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets and (iv) such other liens, imperfections in title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or (z) individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Sellers by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated April 29, 2002, between Insilco and the Buyer.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000 by and among ITI, TAT and the Lenders.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Deed of Transfer" means a deed, in proper form for publication with the Quebec Immovables Registry, substantially in the form of Exhibit I attached hereto.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, which includes the Schedules listed in the Table of Contents hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, hypothecs, pledges, liens, claims (including options and rights of first refusal), charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, servitudes, deed restrictions, equitable interests, exceptions to title, encumbrances and charges of any kind.

         "Environmental Laws" means all foreign, federal, state, provincial and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution, human health or protection of the environment, or human health and safety, applicable to the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with Insilco for purposes of Section 414 of the Code.

         "Escrow Agreement" means the Escrow Agreement to be executed and delivered by the Sellers and the Buyer Parties at the Closing, substantially in the form of Exhibit D attached hereto.

         "ETA" means the Excise Tax Act (Canada) as amended from time to time, including regulations thereunder.

         "Excluded Subsidiaries" means Insilco Technology (Canada) Corporation, Inc., PCMCI, Stewart Stamping Co., Eyelets For Industry, Inc., Insilco Technologies (UK), Ltd., InNet Technologies Inc., IIH, Insilco Technologies GmbH, Stewart Connector System, Inc., Insilco HealthCare Mgmt. Co., Signal Transformer Co., Inc. (Del.), Insilco Teoranta (Ireland), Signal Dominicana S.A. and Stewart Connector System (Japan), Inc.

         "Governmental Authority" means any federal, provincial, municipal, state, local or foreign governmental, administrative or regulatory authority, department, agency, commission or body.

         "GST" means Goods and Services Tax pursuant to the ETA.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "solid wastes", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants" or "pollutants" under any applicable Environmental Law.

         "Immovable Property" means the Owned Real Property owned by TAT.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by any Seller, in any jurisdiction throughout the world that is primarily used in the Business: (i) patents, patent applications and patent disclosures, together with foreign counterparts, reissuances, continuations, continuations-in part, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with translations, adaptations, derivations and combinations thereof and all goodwill associated with each of the foregoing,
(iii) copyrights and copyrightable works and moral rights in connection therewith, (iv) mask works, (v) registrations, renewals and applications for any of the foregoing, (vi) trade secrets, confidential or proprietary information and data and inventions and improvements thereto and (vii) all other proprietary or intellectual property rights; provided that Intellectual Property shall not include the "Insilco", "Insilco Teoranta", "ITG Global", "ESCOD Industries", "Martin Electronics" and "Telamara" names, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Sellers and (ii) licenses of Intellectual Property by the Sellers to third parties, in each case material to the Business.

         "Inventory" means the inventories of raw materials, in-process and finished products of the Business, including, without limitation, supplies, materials and spare parts.

         "IRS" means the U.S. Internal Revenue Service.

         "ITA" means the Income Tax Act (Canada), as amended from time to time, including regulations thereunder.

         "Knowledge" means, as to a particular matter, the actual knowledge of
(i) with respect to the Buyer, its chief executive officer, its chief financial officer or its general counsel, in each case without independent investigation, and (ii) with respect to the Sellers, the chief executive officer, the chief financial officer or the general counsel of Insilco, as well as Dale Fleming, Robert Horn, Farhad Kashani, Philip Pitman and Stephen C. Wilson, in each case without independent investigation.

         "Leased Real Property" means the real property held under lease, sublease or occupancy agreement by any Seller Party, as tenant, that is necessary for, or used in connection with, the operation of the Business, all as more fully described on Schedule 5.10(a) attached hereto and made a part hereto, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any Seller Party attached or appurtenant thereto and all easements, servitudes, licenses, rights and appurtenances relating to the foregoing.

         "Lenders" means the financial institutions, as lenders, and Bank One, NA, as administrative agent, party to the Credit Agreement.

         "Licensed Intellectual Property" means all intellectual property licensed to the Sellers pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Loss" means, with respect to any Seller, all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by such Seller.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the Business or the Purchased Assets, each taken as a whole other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including the filing of a petition under Chapter 11 of the Bankruptcy Code, an assignment under the Canadian Bankruptcy Code, any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Sellers participate, which changes do not adversely affect the Business or the Purchased Assets in a materially disproportionate manner or (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Seller Parties or any of their respective Affiliates before the Termination Date.

         "Owned Real Property" means the real property owned by any Seller Party that is necessary for, or used in connection with, the operation of the Business, all as more fully described on Schedule 5.9(a) attached hereto and made a part hereto, including any buildings, structures and improvements located thereon, all fixtures attached thereto, all off street parking rights and spaces, all oil, gas and mineral rights related to the foregoing, all rights in and to all strips and gores, all alleys adjoining the land, and all right in and to the land lying in the bed of any street, road or avenue, open or proposed adjoining the land, all water and riparian rights, and all easements, servitudes, rights of way, reservations, privileges, appurtenances and other estates and rights pertaining thereto.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics, carriers, workers, repairers, legal hypothecs and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller Parties or the validity or amount of which is being contested in good faith by appropriate proceedings or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use of the Purchased Assets, (iv) all exceptions, restrictions, easements, servitudes, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local, provincial or municipal recorder under which the Business is conducted which do not materially interfere with the present use of the Purchased Assets, (v) liens existing under the Credit Agreement and (vi) such other liens, imperfections in title, charges, easements, servitudes, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or
(z) individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Petition Date" means the date on which the Sellers, other than TAT, file voluntary petitions under Chapter 11 of the Bankruptcy Code.

         "Prepetition Agent" means Bank One, NA.

         "Purchased Subsidiary" means Precision Cable Mexico.

         "QST" means Quebec Sales Tax pursuant to the QSTA.

         "QSTA" means An Act respecting the Quebec Sales Tax, as amended from time to time, including regulations thereunder.

         "Qualified Bidder" has the meaning ascribed to such term in the Overbid Procedures.

         "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller Parties" means the Sellers and the Purchased Subsidiary.

         "Sellers' Representatives" means the Sellers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which the outstanding securities or equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned directly or indirectly by such other Person.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, provincial, municipal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "WARN" means the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent.

         (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

         Definition                                             Location
         ----------                                             --------
         "30 Day Receivables"                                   ss. 3.3(a)
         "31 to 60 Day Receivables"                             ss. 3.3(a)
         "Accounts Amount"                                      ss. 3.3(a)
         "Accounts Report"                                      ss. 3.3(a)
         "Agreement"                                            Preamble
         "Allocation"                                           ss. 7.7(h)
         "Arbiter"                                              ss. 3.3(e)
         "Assumed Liabilities"                                  ss. 2.4
         "Auction"                                              ss. 7.11(b)
         "Backup Bid"                                           ss. 7.11(b)
         "Backup Bidder"                                        ss. 7.11(b)
         "Balance Sheet"                                        ss. 5.7(a)
         "Benchmark Current Asset Amount"                       ss. 3.3(d)
         "Bid Deadline"                                         ss. 7.11(a)(i)
         "Bidding Procedures Order"                             ss. 7.10(a)
         "Buyer"                                                Preamble
         "Buyer 401(k) Plan"                                    ss. 7.13(b)
         "Buyer Parties"                                        Preamble
         "Buyer's Overlapping Assets"                           ss. 5.21
         "CA Objection"                                         ss. 3.3(e)

         "Canadian Bankruptcy Code"                             Recitals
         "Canadian Bankruptcy Court"                            Recitals
         "Canadian Bankruptcy Court Order"                      Recitals
         "Canadian Bankruptcy Filing"                           Recitals
         "Canadian Buyer"                                       Preamble
         "Canadian Purchased Assets"                            Recitals
         "Canadian Sale Documents"                              ss. 4.2(j)
         "Canadian Seller"                                      ss. 3.1(b)
         "Canadian Trustee"                                     Recitals
         "CCRA"                                                 ss. 7.7(b)
         "Closing"                                              ss. 4.1
         "Closing Adjustment"                                   ss. 3.3(d)
         "Closing Date"                                         ss. 4.1
         "Cure Amounts"                                         ss. 2.6(d)
         "Cure Expenses"                                        ss. 2.6(c)
         "Cure Payments"                                        ss. 2.6(b)
         "Deed"                                                 ss. 4.2(m)
         "Deposit"                                              ss. 7.11(a)(iii)
         "Disputed Items"                                       ss. 3.3(e)
         "Employee Plan"                                        ss. 5.12(a)
         "Environmental Permits"                                ss. 5.11(a)
         "Escrow Account"                                       ss. 3.1(d)
         "Escrow Amount"                                        ss. 3.1(d)
         "Estimated Current Asset Amount"                       ss. 3.3(c)
         "Excluded Assets"                                      ss. 2.3
         "Excluded Facilities"                                  ss. 2.3(f)
         "Excluded Liabilities"                                 ss. 2.5
         "Excluded Receivables"                                 ss. 2.3(l)
         "Final Actual Current Asset Amount"                    ss. 3.3(e)
         "Financial Statements"                                 ss. 5.7(a)
         "GAAP"                                                 ss. 5.7(b)
         "IIH"                                                  Preamble
         "Inspector Approval"                                   Recitals
         "Interim Financial Statements"                         ss. 5.7(a)
         "Inventory Amount"                                     ss. 3.3(b)
         "Inventory Category Value"                             ss. 3.3(b)
         "Inventory Determination"                              ss. 3.3(b)
         "Inventory Values"                                     ss. 3.3(b)
         "ITI"                                                  Preamble
         "Lake Wales"                                           ss. 5.7(a)
         "Lake Wales Annual Financial Statements"               ss. 5.7(a)
         "Listed Employee"                                      ss. 7.13(a)
         "MRQ"                                                  ss. 7.7(b)
         "Multiemployer Plan"                                   ss. 5.12(e)
         "Myrtle Beach Facility"                                ss. 7.18
         "Non-Past Due Receivables"                             ss. 3.3(a)

         "Options"                                              ss. 5.10(b)
         "Other Annual Financial Statements"                    ss. 5.7(a)
         "Over 60 Day Receivables"                              ss. 3.3(a)
         "Overbid Procedures"                                   ss. 7.11
         "Overbids"                                             ss. 7.11(a)
         "Parent Financial Statements"                          ss. 5.7(b)
         "PCMCI"                                                Preamble
         "PCMCI 401(k) Plan"                                    ss. 7.13(b)
         "Permits"                                              ss. 5.15
         "Precision Cable Mexico"                               Recitals
         "Purchase Price"                                       ss. 3.1(a)
         "Purchased Assets"                                     ss. 2.2
         "Qualified Bid"                                        ss. 7.11(a)(ii)
         "Real Property Lease"                                  ss. 5.10(b)
         "Regulatory Approvals"                                 ss. 7.6(a)
         "Resolution Period"                                    ss. 3.3(e)
         "Sale Order"                                           ss. 7.10(a)
         "Seller"                                               Preamble
         "Sellers"                                              Preamble
         "Sellers' 401(k) Plan"                                 ss. 7.13(b)
         "Sellers' Closing Report"                              ss. 3.3(c)
         "Sellers' Overlapping Assets"                          ss. 5.21
         "Sellers' Retained Business"                           ss. 5.21
         "Shares"                                               Recitals
         "Successful Bid"                                       ss. 7.11(b)
         "Successful Bidder"                                    ss. 7.11(b)
         "TAT"                                                  Preamble
         "Termination Date"                                     ss. 9.1(f)
         "Termination Payments"                                 ss. 7.11(c)
         "Third-Party Sale"                                     ss. 9.1(d)
         "Title Company"                                        ss. 7.1(c)
         "Topping Fee"                                          ss. 7.11(c)
         "Transfer Taxes"                                       ss. 7.7(d)
         "Transferable Permits"                                 ss. 2.2(f)

         Section 1.2 Construction. The terms "hereby", "hereto", "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation", shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

         Section 1.3 Currency. In this Agreement, all references to dollar amounts are to the lawful currency of the United States of America.

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, PCMCI and IIH shall sell, assign, convey, transfer and deliver to the Buyer the Shares, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from PCMCI and IIH, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that PCMCI and IIH possess in the Shares.

         Section 2.2 Purchase and Sale of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, convey, transfer and deliver to the Buyer Parties, and the Buyer Parties shall, by payment of the Purchase Price, purchase and acquire from the Sellers, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Sellers possess as of the Closing and have the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.3 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Sellers and, in the case of the Canadian Purchased Assets, all right, title and interest of the Canadian Seller, in, to and under all of the following assets (except the Excluded Assets) to the extent they primarily relate to the
Business:

                 (a) all Inventory;

                 (b) all equipment;

                 (c) all machinery, vehicles, furniture and other tangible personal property;

                 (d) all of the Accounts Receivable as of the Closing Date;

                 (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or applicable Canadian law or to the extent assignment is consented to by the third party or third parties to such agreements, if required, including purchase orders and (subject, in the case of deposits and letters of credits of the Sellers with third parties, to reimbursement or replacement as provided in Section 2.6(d)) any and all deposits and letters of credit related to any such Assumed Agreements;

                 (f) the Permits and Environmental Permits, in each case, to the extent the same are assignable (the "Transferable Permits");

                 (g) to the extent assignable under Section 365 of the Bankruptcy Code or applicable Canadian law or to the extent assignment is consented to by the third party or third parties to such agreements, if required, all Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Sellers or other third parties, in each case, which primarily relates to the Business;

                 (h) originals or copies of all Employee Records maintained by the Sellers and all books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, surveys, reference plans, deeds, environmental reports and soil tests, specifications, procedures and similar items of the Sellers relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence primarily relating to the Business, and all regulatory filings and other books and records relating to the rates and services provided by the Sellers in connection with the operation of the Business;

                 (i) except as set forth on Schedule 2.3(d) and subject to
         Section 2.3(d), all of the rights, claims or causes of action of the Sellers against a third party that primarily relate to the Purchased Assets, the operation of the Business, the Assumed Liabilities or the Assumed Agreements arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer Parties and the Sellers shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

                 (j) to the extent assignable under Section 365 of the Bankruptcy Code or applicable Canadian law, all Intellectual Property and the Licensed Intellectual Property (including without limitation, if applicable, the names "TAT", "Precision Cable", "Precision Cable Mexico" and variants thereof) together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property;

                 (k) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Sellers in the operation of the Business;

                 (l) all rights under post-petition purchase orders; and

                 (m) all right, title and interest in, to and under the Owned Real Property and the Leased Real Property.

         Section 2.3 Excluded Assets. Notwithstanding any provision herein to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver to the Buyer Parties, and the Buyer Parties shall not purchase, and the Purchased Assets shall not include, the Sellers' right, title and interest to the following assets of the Sellers (the "Excluded Assets"):

                 (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Sellers), cash equivalents and bank deposits, subject to the Buyer Parties' rights under Section 2.2(e) and the Sellers' rights under
         Section 2.6(d), and any amount of indebtedness for borrowed money owed by an Affiliate of any Seller to any Seller Party;

                 (b) any equity interests held by the Seller Parties other than the Shares;

                 (c) rights to any Tax refunds of the Sellers relating to the Business or the Purchased Assets, whether such refund is received as a payment or as a credit against future Taxes, and any net operating losses of the Sellers relating to the Business or the Purchased Assets, in all cases, in respect of a Tax period (or portion thereof) ending on or before the Closing Date;

                 (d) the Sellers' claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code or the Canadian Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.3(d);

                 (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations, and any books, records or the like of the Sellers;

                 (f) the facilities and all related assets (including all intangible assets) located in (i) North Myrtle Beach, South Carolina, Bennetsville, South Carolina and Galway, Ireland (the "Excluded Facilities") and (ii) all other sites of operations of the Excluded Subsidiaries and the other businesses of the Sellers that are not included in the Business;

                 (g) any and all agreements to which any Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

                 (h) the rights of the Sellers under this Agreement and any other agreements between a Seller Party and a Buyer Party or any of their Affiliates;

                 (i) all of the real, personal, tangible or intangible property (including Intellectual Property) or assets owned by the Excluded Subsidiaries except to the extent that such property or assets are primarily used by the Business;

                 (j) all of the real, personal, tangible or intangible property (including Intellectual Property) or assets owned by Sellers and located at the Excluded Facilities (except to the extent that such property or assets primarily relate to the Business), including without limitation, (i) the names "Insilco", "ITG Global" and "ESCOD Industries" and any trademarks and websites associated with such names (except that the Buyer Parties may use such names for a period of 30 days following the Closing for purposes of informing third parties of the Buyer Parties' succession to the Business and as printed on packaging and other material used in the ordinary course by the

         Business), (ii) the names "Insilco Teoranta", "Martin Electronics" and "Telemara" and any trademarks and websites associated with such names,
         (iii) any tooling that has a direct customer association with customers other than Nortel's DMS 10 and 137 SPEC and (iv) the RS6000 IBM computer system and the associated GRMS software and the email server supporting facilities that are Excluded Facilities, subject in each case to the provisions of Section 7.14;

                 (k) any and all prepaid workers' compensation premiums (other than the portion relating to the Listed Employees);

                 (l) all accounts receivable, notes and other amounts receivable relating to third parties, together with any interest or unpaid financing charges accrued thereon, relating to the Excluded Facilities (the "Excluded Receivables");

                 (m) any and all amounts or other obligations owing to any Seller Party by Insilco or any Affiliate of Insilco;

                 (n) any and all assets of any Seller or any Affiliate of any Seller primarily related to the precision stampings or passive components business segments operated by Insilco and its Subsidiaries, including, without limitation, Sellers' Overlapping Assets;

                 (o) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, the Sellers; and

                 (p) the condominium owned by PCMCI and located in McAllen, Texas.

         Section 2.4 Assumed Liabilities. On the Closing Date, the Buyer Parties shall execute and deliver to the Sellers the Assumption Agreement pursuant to which the Buyer Parties shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Sellers (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof:

                 (a) all liabilities and obligations of the Sellers under the Assumed Agreements (including all Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement), Intellectual Property Agreements (to the extent assigned) and the Transferable Permits in accordance with the terms thereof;

                 (b) all liabilities and obligations relating to any customer deposits and customer advances and credits, the security deposits and the Sellers' obligations under any letters of credit or similar instruments (including, without limitation, by the Buyer Parties securing replacement letters of credit or similar instruments) securing customer deposits, advances or credits with respect to customer accounts which are assigned to the Buyer Parties;

                 (c) liabilities and obligations assumed by, or allocated to, the Buyer Parties pursuant to Section 7.7;

                 (d) liabilities and obligations of the Sellers allocated to the Buyer pursuant to Section 7.13;

                 (e) all of the Accounts Payable as reflected in the Accounts Amount; and

                 (f) all liabilities and obligations related to the Purchased Assets, the Shares or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.5 Excluded Liabilities. The Buyer Parties shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of the Sellers other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include all Taxes of the Sellers attributable to the Purchased Assets and the Business with respect to any period or portion thereof that ends on or prior to the Closing Date, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date (but excluding for the avoidance of doubt, any Taxes referred to and governed by Section 7.7(b)), the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period. For the avoidance of doubt, Excluded Liabilities shall include any income Taxes of the Sellers attributable to the sale of the Purchased Assets and the Business by the Sellers to the Buyer Parties pursuant to this Agreement.

         Section 2.6 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the Sellers, other than TAT, and the Sale Order shall, to the extent permitted by law, provide for the assignment by the Sellers, other than TAT, to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

                 (a) At the Closing, the applicable Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by the Sellers not to be available or to be inaccurate in any material respect, the Sellers shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of the Assumed Agreements as determined by the Sellers based on the Sellers' books and records, subject to amendment of the Cure Amounts by the Sellers from time to time until the Closing Date. From and after the date hereof until three
         (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions and deletions to the list of Assumed Agreements as the Buyer shall request and shall give to the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

                 (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement (the "Cure Payments"). At the Closing, the Buyer shall provide funds to the Sellers (by wire transfer of immediately available U.S. funds) in an amount sufficient to pay all such Cure Payments for such Assumed Agreements. Promptly (and in any event within two (2) Business Days) upon receipt by the Sellers of such funds and the Purchase Price at the Closing, the Sellers shall pay all Cure Payments for such Assumed Agreements.

                 (c) The Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under Section 365 of the Bankruptcy Code (the "Cure Expenses").

                 (d) In addition to the payment of the Purchase Price and the payment of the Cure Payments and Cure Expenses on the Closing Date, the Buyer shall reimburse the Sellers in cash and in full for any and all deposits, advances and credits and security deposits (together with the Cure Payments and the Cure Expenses, the "Cure Amounts") and replace any letters of credit, in all such cases, related to any Assumed Agreements.

                                   ARTICLE III
                          PURCHASE PRICE; CURE AMOUNTS

         Section 3.1 Purchase Price. (A) In consideration for the Shares and the Purchased Assets, and subject to the terms and conditions of this Agreement (including, without limitation, Section 7.17), and the entry and effectiveness of the Sale Order, at the Closing the Buyer Parties shall assume the Assumed Liabilities as provided in Section 2.4, and pay to the Sellers (and the Canadian Trustee as applicable) an amount in cash equal to: (i) $10,637,000 if the Closing occurs on or prior to December 31, 2002, or (ii) subject to Section 7.16, $10,137,000 if the Closing occurs after December 31, 2002 (the amount determined pursuant to clauses (i) and (ii) above, as applicable, and as adjusted pursuant to the Closing Adjustment, is referred to herein as the "Purchase Price").

                 (b) Notwithstanding anything contained in this Agreement, it is acknowledged and agreed by the parties hereto that the Canadian Purchased Assets shall be purchased by the Canadian Buyer and conveyed to the Canadian Buyer by TAT or the Canadian Trustee, as the case may be (the "Canadian Seller").

                 (c) On or before the Closing the Sellers shall, in the Canadian Sale Documents, set forth the portion of the Purchase Price (such portion to be reasonably satisfactory to the Buyer) that the Canadian Buyer shall pay to the Canadian Seller for the Canadian Purchased Assets.

                 (d) At the Closing the Buyer Parties shall (i) pay to the Sellers, in immediately available U.S. funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers and the Canadian Trustee, as applicable, the Purchase Price as calculated at the Closing reduced by the Escrow Amount and (ii) place the sum of $500,000 (the "Escrow Amount") in an interest bearing escrow account (the "Escrow Account") pursuant to the terms and conditions of the Escrow Agreement. The Escrow Amount shall constitute a portion of the Purchase Price and not be in addition thereto.

         Section 3.2 Cure Amounts. At the Closing, the Buyer shall provide funds to the Sellers (by wire transfer of immediately available U.S. funds) in an amount equal to the Cure Amounts. The Sellers shall pay all Cure Payments and Cure Expenses owed to third parties promptly (but in any event within two (2) Business Days) after receipt thereof from Buyer.

         Section 3.3 Purchase Price Adjustment. (a) Delivery of Accounts Report. Two (2) to five (5) Business Days prior to the Closing, the Sellers shall deliver to the Buyer a report, broken out for each Seller, reflecting the Sellers' good faith estimate of all of the Accounts Receivable and the Accounts Payable as of the Closing Date (the "Accounts Report"). The Accounts Report shall (i) identify the dollar amount of each Account Receivable and Account Payable, (ii) identify an aggregate dollar amount of (A) (w) 0.95 times the Non-Past Due Receivables, (x) 0.85 times the 30 Day Receivables, (y) 0.50 times the 31 to 60 Day Receivables and (z) 0.10 times the Over 60 Day Receivables, minus (B) the Accounts Payable, (iii) identify the entity to which each Account Receivable and Account Payable pertains, (iv) exclude Accounts Receivable due to any of the Seller Parties from, and Accounts Payable by any of the Sellers to, any of the other Seller Parties or from any Affiliate of the Seller Parties (which Accounts Receivables and Accounts Payable shall be written off and cancelled as of the Closing) and (v) include an aging schedule for each Account Receivable reflecting, as of the Closing Date, the aggregate amount of the Accounts Receivable outstanding that: (A) would not be past due (the "Non-Past Due Receivables"); (B) would be past due 30 days or fewer (the "30 Day Receivables"); (C) would be past due at least 31 days but no more than 60 days (the "31 to 60 Day Receivables"); and (D) would be past due more than 60 days (the "Over 60 Day Receivables"). The aggregate dollar amount of the Accounts Receivable evidenced on the Accounts Report minus the Accounts Payable evidenced on the Accounts Report shall be referred to herein as the "Accounts Amount."

                 (b) Taking of Inventory; Inventory Report. Prior to the third
(3rd) Business Day prior to the Closing, the Buyer's accountants and ITI's accountants shall take a joint physical inventory of the Inventory, wherever located and, based on the physical inventory, the Buyer's accountant and ITI's accountants shall continue to monitor the Inventory to estimate the physical inventory as of the Closing Date (the "Inventory Determination"). The Inventory Determination shall be conducted in a manner consistent with Sellers' past practices of inventory determination in the preparation of financial statements. At the conclusion of the Inventory Determination, the Sellers shall prepare a report which for each Seller (i) details, for each type of raw material, work-in-process and finished good within the Inventory, the number of items of such type identified during the Inventory Determination, (ii) sets forth the values established in a manner consistent with the past practices used in the preparation of the Balance Sheet for each type of raw material, work-in-process and finished good within the Inventory (the "Inventory Values"), (iii) multiplies the Inventory Values for each type of raw material, work-in-process and finished good within the Inventory by the number of items of each such type identified in the Inventory Determination (each an "Inventory Category Value") and (iv) determines the aggregate value of the Inventory by adding the Inventory Category Values (the "Inventory Amount").

                 (c) Closing Report. At the Closing, the Sellers shall deliver to the Buyer a report ("Sellers' Closing Report") which sets forth and calculates the Accounts Amount and the Inventory Amount and the sum thereof for each Seller and the total of such sums, which shall be referred to herein as the "Estimated Current Asset Amount."

                 (d) Closing Adjustment. In the event that (i) the Estimated Current Asset Amount is greater than $13,329,000 (the "Benchmark Current Asset Amount"), the Purchase Price payable at the Closing shall be increased, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount or (ii) the Estimated Current Asset Amount is less than the Benchmark Current Asset Amount, the Purchase Price payable at the Closing shall be reduced, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount (in each case, a "Closing Adjustment").

                 (e) Disputes. Concurrent with the delivery of the Sellers' Closing Report and until such time as all disputes are resolved pursuant to this
Section 3.3(e), the Sellers shall deliver to the Buyer such back-up information as the Buyer's Representatives shall reasonably request in order to review the calculation of the Accounts Amount and the Inventory Amount. In the event that the Buyer believes that the Sellers' Closing Report overstates the actual Accounts Amount or the actual Inventory Amount, in each case as of the Closing Date, the Buyer shall, within ten (10) Business Days after the Closing, advise ITI in writing of any objections that the Buyer may have with respect to the Sellers' Closing Report (any such objection shall (x) be set forth in reasonable detail, (y) include supporting calculations and documentation and (z) propose an adjustment to the Estimated Current Asset Amount) (a "CA Objection"). In the event that the Buyer fails to deliver to ITI a CA Objection within such ten (10) Business Day period, the Buyer Parties shall be deemed to have accepted and consented to the calculations and determinations made in the Sellers' Closing Report and the calculation of the Estimated Current Asset Amount contained in the Sellers' Closing Report shall be deemed to be the "Final Actual Current Asset Amount." In the event that the Buyer delivers a CA Objection within ten
(10) Business Days after the Closing, the Buyer and ITI shall utilize commercially reasonable efforts to try to resolve the objections set forth in the CA Objection (the "Disputed Items") within ten (10) Business Days of ITI's receipt of a CA Objection (the "Resolution Period"). If the Buyer and ITI are unable to resolve the CA Objection within the Resolution Period, ITI shall refer the Disputed Items to the New York office of PricewaterhouseCoopers LLP or, if such firm is unwilling or unable to serve, the Buyer and ITI shall engage the New York office of another internationally known, mutually acceptable accounting firm (PricewaterhouseCoopers LLP or such other firm, the "Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and ITI shall use reasonable efforts to cause the Arbiter, within ten (10) Business Days after it is selected, to (y) resolve all of the Disputed Items, based solely upon the provisions of this Agreement, such data as the Arbiter shall request from the Buyer and ITI and the presentations by the Buyer, ITI and their respective representatives, and not by independent review, and (z) re-calculate the Estimated Current Asset Amount as of the Closing by giving effect to the Arbiter's resolution of the Disputed Items. In resolving any Disputed Item, the
Arbiter: (w) shall consider any information as to the Accounts Amount and the Inventory Amount as of the Closing; (x) shall limit its review to the calculation of the Accounts Amount or the Inventory Amount as of the Closing;
(y) shall further limit its review to whether the calculations have been prepared in accordance with the provisions of this Agreement; and (z) shall not assign a value to any item greater than the greatest value for such item claimed by a party hereto or less than the smallest value for such item claimed by a party hereto. The calculation by ITI and the Buyer or by the Arbiter, as the case may be, in accordance with this Section 3.3(e) shall be final, conclusive and binding and shall serve as the "Final Actual Current Asset Amount." The fees and expenses of the Arbiter shall be shared equally between the Buyer and ITI, with ITI's obligations to be satisfied from the Escrow Amount pursuant to the terms of the Escrow Agreement.

                 (f) Post-Closing Adjustment. On the third Business Day following the date on which the Final Actual Current Asset Amount is determined, the Purchase Price shall be adjusted as follows: in the event that (i) the Final Actual Current Asset Amount is greater than the Estimated Current Asset Amount, the Buyer Parties shall deliver an amount equal to such difference to the Sellers by wire transfer to one or more accounts designated by ITI or (ii) the Final Actual Current Asset Amount is less than the Estimated Current Amount, the Buyer Parties shall be entitled to receive from the Escrow Account, pursuant to the Escrow Agreement, an amount equal to such difference; provided, however, (A) if such difference exceeds the amount of funds in the Escrow Account, then the Buyer Parties shall be entitled to receive only the funds in the Escrow Account (and the Sellers shall not be obligated to the Buyer Parties for any such amount in excess of the funds in the Escrow Account) and (B) if such difference is less than the amount of funds in the Escrow Account, then after payment to the Buyer Parties of such difference pursuant to this Agreement and the Escrow Agreement any remaining balance in the Escrow Account shall be immediately transferred to the Sellers.

                 (g) Cooperation. Between the date hereof and the Closing Date, the Sellers agree to furnish the Buyer with weekly reports detailing the then current calculation of Accounts Receivable, Accounts Payable and Inventory.

                                   ARTICLE IV
                                   THE CLOSING

         Section 4.1 Time and Place of the Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Shares and the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the fifth (5th) Business Day following the date on which the conditions set forth in Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and the Sellers may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 4.2 Deliveries by the Sellers. At or prior to the Closing (or as specifically provided in this Section 4.2), the Sellers shall deliver the following to the Buyer:

                 (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer Tax stamps affixed;

                 (b) the Bill of Sale, duly executed by the Sellers, other than TAT, for the personal and movable property included in the Purchased Assets other than the Canadian Purchased Assets (to be delivered as of the close of business on the Closing Date);

                 (c) all consents, waivers and approvals obtained by the Sellers with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

                 (d) the certificate contemplated by Section 8.2(b);

                 (e) certified copies of the resolutions duly adopted by each Seller's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

                 (f) the Assumption Agreement, duly executed by the Sellers and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer Parties all of the Sellers' right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

                 (g) a copy of the Sale Order;

                 (h) a certified copy of the Bankruptcy Court docket showing that no appeals to the Sale Order have been filed and, as applicable, a declaration of the Canadian Trustee that Inspector Approval has been obtained or that no notice of appeal to a Canadian Bankruptcy Court Order has been served;

                 (i) certified copies of the Certificate of Incorporation and the Bylaws (or other similar organizational documents) of the Purchased Subsidiary and the Sellers, each as in effect as of the Closing;

                 (j) the appropriate conveyance documents evidencing the sale of the Canadian Purchased Assets, including the Deed of Transfer and the Canadian Bill of Sale (the "Canadian Sale Documents"), duly executed by the Canadian Seller;

                 (k) an application for discharge of the security charging the movable property of TAT (which discharge shall not constitute a discharge of the security charging the portion of the Purchase Price received as consideration for such movable property) signed by a representative of the Lenders duly authorized to that effect in the form of an application for registration of a voluntary cancellation to be published with the Quebec Register of Personal and Movable Real Rights;

                 (l) a discharge of any security charging the parcel of Owned Real Property owned by TAT (which discharge shall not constitute a discharge of the security charging the portion of the Purchase Price received as consideration for such Owned Real Property) signed by a representative of the Lenders duly authorized to that effect for publication with the Quebec Immovables Registry;

                 (m) a warranty deed with covenant against the Sellers' acts (each, a "Deed") for each parcel of Owned Real Property owned by the Sellers other than the Owned Real Property owned by TAT, in proper recordable form in accordance with applicable laws, rules and regulations and sufficient to vest in the Buyer Parties good, indefeasible and marketable title to, and fee simple ownership of, such parcel of Owned Real Property, a form of which Deed is attached hereto as Exhibit E;

                 (n) to the extent required by the Title Company in connection with the issuance of a title insurance policy or policies to the Buyer Parties, such affidavits or other documentation related thereto reasonably requested by the Buyer;

                 (o) the Escrow Agreement, duly executed by the Sellers; and

                 (p) the Sellers' Closing Report.

         Section 4.3 Deliveries by the Buyer Parties. At or prior to the Closing (or as specifically provided in this Section 4.3), the Buyer Parties shall deliver the following to the Sellers:

                 (a) the Purchase Price in accordance with Section 3.1;

                 (b) certified copies of the Certificate of Incorporation and the Bylaws of the Buyer Parties, each as in effect as of the Closing;

                 (c) certified copies of the resolutions duly adopted by the Buyer Parties' respective boards of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

                 (d) the Assumption Agreement, duly executed by the Buyer Parties, and all such other instruments of assumption as shall be reasonably necessary for the Buyer Parties to assume the Assumed Liabilities in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

                 (e) the Cure Amounts in accordance with Section 3.2;

                 (f) the Escrow Agreement, duly executed by the Buyer Parties;

                 (g) the certificate contemplated by Section 8.3(b); and

                 (h) the Canadian Sale Documents duly executed by the Canadian Buyer.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

         The Buyer Parties specifically acknowledge and agree to the following with respect to the representations and warranties of the Seller Parties:

         A. The Buyer Parties have conducted their own due diligence investigations of the Business or have waived their rights to conduct such due diligence.

         B. Except when the context otherwise requires, the Seller Parties make no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller Parties represent and warrant to the Buyer Parties as follows:

         Section 5.1 Organization; Qualification. Each Seller, other than TAT, is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as is now being conducted. As related to the operation of the Business, each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         Section 5.2 Authority Relative to this Agreement. The Sellers have all corporate power to execute and deliver this Agreement and, upon entry and effectiveness of the Sale Order, ITI, IIH and PCMCI will have all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors or other similar governing body of the Sellers and no other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sellers, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer Parties, and subject to the entry and effectiveness of the Sale Order and of the Inspector Approval or, as the case may be, the Canadian Bankruptcy Court Order, constitutes a valid and binding agreement of the Sellers, enforceable against each Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Organization, Authority and Qualification of the Purchased Subsidiary. To the Knowledge of the Sellers, the Purchased Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. To the Knowledge of the Sellers, the Purchased Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary or desirable. True and correct copies of the Certificate of Incorporation and By-laws (or the equivalent thereof) of the Purchased Subsidiary have been delivered by the Seller Parties to the Buyer.

         Section 5.4 TAT. Prior to the Canadian Bankruptcy Filing, to the Knowledge of the Sellers, (i) TAT is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and has all necessary power and authority to own, operate or lease the properties and assets that it owns, operates or leases and to carry on the Business and (ii) TAT is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it are located or where the operation of the Business makes such licensing or qualification necessary or desirable. True and correct copies of the Certificate of Incorporation and By-laws (or the equivalent thereof) of TAT have been delivered by the Seller Parties to the Buyer.

         Section 5.5 Capitalization; Ownership of Shares. The authorized capital stock of the Purchased Subsidiary are the Shares and consist of the following:
50,000 shares of B-1 Series common stock, $1.00 (one peso) par value per share. As of the date hereof, 50,000 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Shares or obligating any Seller Party or the Purchased Subsidiary to issue or sell any Shares, or any other interest in, the Purchased Subsidiary. There are no outstanding contractual obligations of the Purchased Subsidiary to repurchase, redeem or otherwise acquire any Shares. The Shares constitute all the issued and outstanding capital stock of the Purchased Subsidiary and are owned of record and beneficially by PCMCI and IIH free and clear of all Encumbrances, except as set forth in Schedule 5.5. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Buyer in the stock records of the Purchased Subsidiary, the Buyer will own all the issued and outstanding capital stock of the Purchased Subsidiary free and clear of all Encumbrances.

         Section 5.6 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code or Canadian Bankruptcy Code, and except for the entry and effectiveness of the Sale Order and, as applicable, the Canadian Bankruptcy Court Order or the Inspector Approval, neither the execution and delivery of this Agreement by the Sellers nor the sale by PCMCI or IIH of the Shares or by the Sellers of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of the Sellers; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Seller is a party or by which the Sellers, the Shares or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (d) to the Knowledge of the Sellers violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers, or any of their assets.

         Section 5.7 Financial Statements and Reports. (a) Schedule 5.7(a) includes true and complete copies of: (i) the unaudited statement of operations for the Lake Wales, Florida facility ("Lake Wales") as of December 31, 1999, 2000 and 2001 (the "Lake Wales Annual Financial Statements"); (ii) the combined unaudited balance sheets for PCMCI and TAT as of December 31, 2000 and 2001 to be updated as to the latest financial statements (in the same general form as the December 31, 2000 and 2001 combined unaudited balance sheets), and the related combined unaudited statements of operations and cash flows for such entities for the years ended December 31, 1999, 2000 and 2001 (the "Other Annual Financial Statements"); and (iii) the combined unaudited balance sheets for PCMCI and TAT as of October 31, 2002 and the unaudited balance sheet for Lake Wales as of October 31, 2002 (together, the "Balance Sheet"), and the related unaudited statements of operations and cash flows for such facilities or entities for the ten (10) month periods ended October 31, 2001 and October 31, 2002; provided that, with respect to Lake Wales, no such cash flows for such periods shall be provided (the "Interim Financial Statements" and together with the Lake Wales Annual Financial Statements and the Other Annual Financial Statements, the "Financial Statements").

         (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements, which have been prepared on a consistent basis, are a component of the consolidated financial statements of Insilco and ITI (the "Parent Financial Statements"), and the Parent Financial Statements have been prepared utilizing U.S. generally accepted accounting principles ("GAAP") and such principles have been consistently applied for the periods presented.

         Section 5.8 Title to Assets. The Sellers have good and valid title to the Purchased Assets owned by each of them and at the Closing the Buyer Parties shall acquire all of the Sellers' right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.6), all of the Purchased Assets, in each case free and clear of all Encumbrances except for Closing Encumbrances.

         Section 5.9 Owned Real Property. (a) Schedule 5.9(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property and the current owner of each parcel of Owned Real Property.

         (b) Except as set forth on Schedule 5.9(b), to the Knowledge of the Sellers, there is no material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Seller Parties have made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all of the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business, together with all certificates of occupancy and other permits and approvals (or equivalent documents) for the improvements on the Owned Real Property, to the extent they are in the Seller Parties' possession and not posted at the Owned Real Property. A Seller Party is in peaceful and undisturbed possession of each parcel of Owned Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.9(b), no Seller has leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

                 (c) No condemnation (or, with respect to the Real Property owned by TAT, expropriation) of the Real Property, or any portion thereof, has occurred and, to the Knowledge of the Sellers, there is no pending, threatened or contemplated appropriation, condemnation or like proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

                 (d) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property. There is no pending or, to the Knowledge of the Sellers, contemplated proceeding to rezone any parcel of the Real Property.

         Section 5.10 Leased Real Property. (a) Schedule 5.10(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

                 (b) Schedule 5.10(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (each a "Real Property Lease"). A correct and complete copy of each Real Property Lease has been provided to the Buyer. With respect to each Real Property Lease, except as otherwise set forth on Schedule 5.10(b), no Seller Party has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

                 (c) Except as set forth on Schedule 5.10(c), each Real Property Lease is valid, binding upon and enforceable against the Seller Party that is a party thereto, and, to the Knowledge of the Sellers, each other party thereto. Each Real Property Lease is unmodified (except as set forth on Schedule 5.10(b) and is in full force and effect. Each Seller Party is in peaceful and undisturbed possession of the space and/or estate it occupies under each Real Property Lease.

                 (d) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. All rent and other sums and charges payable by a Seller Party as lessee or sublessee under a Real Property Lease is current. Each Seller Party is in compliance in all material respects with the terms of each Real Property Lease and no termination event or condition or uncured default exists under any Real Property Lease on the part of any Seller Party or, to the Knowledge of the Sellers, the landlord, except as set forth on Schedule 5.10(d). Except as set forth on Schedule 5.10(d), no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Each Seller Party has the full right to exercise its respective Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.11  Environmental Matters.  Except as disclosed on
Schedule 5.11:

                 (a) to the Knowledge of the Sellers, the Seller Parties hold and are, and have been, in compliance with, all material permits, licenses and governmental authorizations required for the Seller Parties to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Seller Parties are otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

                 (b) to the Knowledge of the Sellers, no Seller Party has received any written notice that it is a potentially responsible party under CERCLA or any similar state or provincial law with respect to the Business or the Purchased Assets;

                 (c) with respect to the Business and the Purchased Assets, no Seller Party has entered into or agreed to any material consent decree or order, or other binding agreement, with a Governmental Authority or is subject to any material outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law;

                 (d) with respect to the Business and the Purchased Assets, to the Knowledge of the Sellers, there are no material claims, actions or proceedings under or relating to Environmental Laws pending or threatened against or relating to the Seller Parties, the Purchased Assets, or the Business;

                 (e) after a reasonable records examination, the Sellers have heretofore delivered to the Buyer copies of all environmental studies made in the last five (5) years prepared for the Seller Parties or in the Seller Parties' possession relating to the Purchased Assets;

                 (f) to the Knowledge of the Sellers, the Seller Parties have not, and no other Person has, Released (as such term is defined in CERCLA) any material quantities or concentrations of any Hazardous Substances, reportable under any Environmental Law, on, beneath or adjacent to the Owned Real Property or the Leased Real Property; and

                 (g) to the Knowledge of the Sellers, neither the Owned Real Property nor the Leased Real Property contains any (i) underground storage tanks, (ii) friable asbestos or (iii) equipment using polychlorinated biphenyls.

         The representations and warranties made in this Section 5.11 are the Sellers' exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.12 ERISA; Benefit Plans. (a) Schedule 5.12(a) lists each employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) and each other retirement, profit-sharing, death, disability, life insurance, stock purchase, stock option, severance, pension, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, maintained, sponsored or contributed to by the Sellers or an ERISA Affiliate for the benefit of current or former employees of the Business (each, an "Employee Plan").

                 (b) With respect to each Employee Plan, the Sellers have provided to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (1) any related trust agreement or other funding instrument; (2) any summary plan description by the Sellers to its employees concerning the extent of the benefits provided under any Employee Plan; and (3) for the two most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) attorney's response to any auditor's request for information.

                 (c) Except as set forth on Schedule 5.12(c), each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the IRS that such Employee Plan is so qualified, and nothing has occurred since the date of such determination whether by action or inaction that would materially adversely affect the qualified status of such Employee Plan.

                 (d) Except as set forth on Schedule 5.12(d), to the Knowledge of the Sellers, each Employee Plan has been maintained, funded, and administered in material compliance with its terms, the terms of any applicable collective bargaining agreements, and all applicable laws including, but not limited to, ERISA and the Code. Except as set forth on Schedule 5.12(d), none of the Employee Plans is a multiemployer plan (as such term is defined in Section 3(37) of ERISA), for which the Sellers could incur any material liability. Neither the Sellers nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA that could become a liability of the Buyer Parties, except as would not have a Material Adverse Effect.

                 (e) With respect to any Employee Plan that is a multiemployer plan (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan") and any other such Multiemployer Plan to which the Sellers or any ERISA Affiliate has at any time had an obligation to contribute, the following is true:

                 (i) all contributions required by the terms of such Multiemployer Plan and any collective bargaining agreement have been made when due; and

                 (ii) except as disclosed in Schedule 5.12(e), neither the Sellers nor any ERISA Affiliate would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, the Sellers or such ERISA Affiliate were to engage in a "complete withdrawal" (as defined in ERISA Section 4203) or a "partial withdrawal" (as defined in ERISA Section 4205) from such Multiemployer Plan.

                 (f) With respect to each Employee Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or
Part 3 of Title I of ERISA, the following is true:

                 (i) all contributions required to be made under Section 412 of the Code and Section 302 of ERISA (whether or not waived) have been made when due, and all premium payments to the Pension Benefit Guaranty Corporation have been made when due;

                 (ii) no amendment has occurred which has required or could require a Seller Party to provide security to such Employee Plan under
         Section 401(a)(29) of the Code or Section 307 of ERISA;

                 (iii) except as disclosed in Schedule 5.12(f), as of the most recent valuation date, the fair market value of the Employee Plan's assets exceeded the "accumulated benefit obligation" for such plan within the meaning of Paragraph 18 of Statement of Financial Accounting Standards No. 87; and

                 (iv) no transaction has occurred and no condition exists with respect to such Employee Plan that has subjected or will likely subject a Seller to liability under Section 4069 of ERISA.

                 (g) Neither the Sellers nor any ERISA Affiliate maintains an Employee Plan which would be reasonably likely to result in the payment or acceleration of payment to any employee or former employee of the Business by the Buyer Parties of any money or other property or rights or accelerate or provide any other right or benefit to any employee or former employee of the Business which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

                 (h) There is no voluntary employee's beneficiary association, within the meaning of Sections 501(c)(9) and 505 of the Code, or rabbi trust, within the meaning of IRS Revenue Procedure 92-64, maintained with respect to any Employee Plan.

                 (i) Except as disclosed in Schedule 5.12(i), neither the Sellers nor any ERISA Affiliate maintains or has ever maintained or contributed, or ever has been required to contribute, to any Employee Plan providing medical, health or life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with COBRA) and no amendment increasing benefits has been made to any such Employee Plan since the most recent determination date in accordance with Statement of Financial Accounting Standards No. 106.

         Section 5.13 Certain Contracts and Arrangements. Except for contracts, agreements, personal or movable property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on
Schedule 5.10(b), Schedule 5.18 or Schedule 5.13, or (b) have been entered into in the ordinary course of business and do not involve payments by the Sellers in excess of $100,000 individually, the Seller Parties are not, as of the date hereof, party to any written contract, agreement, personal or movable property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.14 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.14, except for orders to cooperate in the garnishment of the wages of certain employees of the Sellers and except with respect to actions commenced in the Chapter 11 Cases, (a) there are no claims, actions, proceedings or investigations pending or, to the Knowledge of the Sellers, threatened against or relating to any Seller before any court or other Governmental Authority acting in an adjudicative capacity; and (b) there are no claims, actions, proceedings or investigations pending against or, to the Knowledge of the Sellers, threatened against or relating to the Sellers before any court or other Governmental Authority acting in an adjudicative capacity, which have been commenced after the filing of the Chapter 11 Cases. Except as set forth on
Schedule 5.14, the Sellers are not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority.

         Section 5.15 Permits. The Seller Parties have all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.11), necessary for the operation of the Business as presently conducted (collectively, "Permits"). Schedule 5.15 sets forth a list of all material Permits and Environmental Permits held by the Seller Parties as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.16 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Sellers, the Seller Parties are in compliance in all material respects with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business.

         Section 5.17 Taxes. Except as set forth on Schedule 5.17:

                 (a) (i) to the Knowledge of the Sellers, each of the Seller Parties has timely filed or been included in all material Tax Returns relating to or affecting the Business or the Purchased Assets required to be filed for any period ending prior to the Closing Date (taking into account any extension of time to file granted to or obtained on behalf thereof), (ii) all material Taxes shown to be payable on such Tax Returns have timely been paid or will timely be paid, (iii) all such Tax Returns are true, complete and correct in all material respects, (iv) no deficiency for any material amount of Tax relating to or affecting the Business or the Purchased Assets has been asserted or assessed in writing by a Taxing authority against the Seller Parties, which deficiency has not otherwise been paid or settled, (v) no Seller Party is the subject of any audit in respect of the Business by any Tax authority and, to the Knowledge of the Sellers, has received any written notice that any such audit will be commenced and (vi) the Purchased Subsidiary has, or will have, adequate reserves on its financial statements, in accordance with GAAP, for any unpaid material Taxes that relate to any taxable period or portion thereof that ends on or prior to the Closing Date and are not required to be paid on or prior to the Closing Date.

                 (b) To the Knowledge of the Sellers, the Purchased Subsidiary is not bound by any Tax sharing or Tax allocation agreement with any Person.

                 (c) No Seller Party is a party to an agreement for the extension of time for the assessment of any Taxes of the Purchased Subsidiary.

                 (d) During the immediately preceding three (3) full years, with respect to the Business and the Purchased Assets, there have not been
         (i) any rulings by any Tax authority requested by or issued to any Seller Party or (ii) any elections filed by any Seller Party to change any Tax accounting methods other than an election to change from "LIFO" to "FIFO" with respect to any inventory.

                 (e) TAT is a registrant within the meaning of Part IX of the ETA and Chapter VIII of Title I of the QSTA and, in this respect, TAT's registration numbers are as follows: (i) GST: 139580914RT and (ii) QST:
         1017276090TQ0001.

                 (f) All of the Purchased Assets located in Canada are owned by TAT and none of the Purchased Assets located in Canada are owned by any Seller other than TAT.

                 (g) TAT is not a non-resident of Canada for purposes of the ITA and the Taxation Act (Quebec).

         Section 5.18 Intellectual Property. Schedule 5.18 attached hereto sets forth all material (a) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and Internet domain names included in the Intellectual Property, and (b) Intellectual Property Agreements (other than licenses of commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses). Except as set forth on Schedule 5.18, to the Knowledge of the Sellers, the Seller Parties have all right, title and interest in and to the Intellectual Property and the Intellectual Property Agreements, free and clear of all Encumbrances, and have a valid right to use the Intellectual Property and Licensed Intellectual Property in the operation of the Business. Except as would not have a Material Adverse Effect, the Seller Parties have a valid right to use the Intellectual Property in connection with the operation of the Business. To the Knowledge of the Sellers, the Intellectual Property is valid and enforceable and has not been adjudged invalid or unenforceable in whole or in part. To the Knowledge of the Sellers, no Person is engaging in any activity that infringes the Intellectual Property. To the Knowledge of the Sellers, no claim has been asserted against the Sellers alleging that the operation of the Business infringes or may infringe the intellectual property rights of any third party. To the Knowledge of the Sellers, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any rights in or to any of the Intellectual Property.

         Section 5.19 Labor and Employment Matters. Except as disclosed on
Schedule 5.19, (a) the Seller Parties are not party to or bound by any collective bargaining agreement or relationship with any labor organization; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition relating to the Seller Parties; (c) to the Knowledge of the Sellers, no union organizing efforts are underway or threatened relating to the Seller Parties; (d) no labor strike, work stoppage, slowdown, or other material labor dispute is underway or, to the Knowledge of the Sellers, threatened relating to the Seller Parties and (e) there is no labor or employment-related claim, charge, procedure, arbitration, complaint or investigation pending or, to the Knowledge of the Sellers, threatened relating to the Seller Parties, in any forum. To the Knowledge of the Sellers, the Seller Parties are each in compliance with all material applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

         Section 5.20 Brokers. Except for Gleacher Partners LLC, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Sellers or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers. Such fees shall be paid in full by the Sellers.

         Section 5.21 Overlapping Assets. Schedule 5.21 sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Sellers' businesses other than the Business (the "Sellers' Retained Business") and the nature of the usage by the Sellers' Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Sellers' Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Sellers' Overlapping Assets.

         Section 5.22 Absence of Change or Event. Except as disclosed in
Schedule 5.22, since September 30, 2002, each Seller has conducted the Business only in the ordinary course and has not with respect to the Business:

                 (a) mortgaged, hypothecated, pledged or subjected to lien, restriction or any other Encumbrance (other than Permitted Encumbrances) any of the property, businesses or assets, tangible or intangible, of the Business;

                 (b) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any Affiliate, except for

         Inventory sold to customers or returned to vendors and payments to any non-Affiliates on account of accounts payable disclosed on the Financial Statements or in the Disclosure Schedule, in each case in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant financial value, except in the ordinary course of business and consistent with prior practice;

                 (c) when considered as a whole, made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $500,000;

                 (d) instituted any litigation, action or proceeding before any court, Governmental Authority or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

                 (e) increased the compensation of any officer, employee, independent contractor or agent of the Business, directly or indirectly, including, without limitation, by means of any employment agreement, bonus, pension or retirement plan, profit sharing, deferred compensation, savings, insurance, retirement or any other employee benefit plan, except in the ordinary course of business consistent with prior practice, or entered into any employment, consulting, indemnification, severance or termination agreement with any current or former employee of the Business, or established, adopted, entered into or amended, renewed or terminated any bonus, profit sharing, defined contribution, stock option, deferred compensation or pension plan, agreement, trust, fund, policy or arrangement for any current or former employee of the Business (other than as required by law);

                 (f) increased promotional or advertising expenditures, except in the ordinary course of business consistent with prior practice, or otherwise changed its policies or practices with respect thereto; or

                 (g) made or changed any election concerning Taxes, changed an annual accounting period or adopted or changed any accounting method.

         Section 5.23 Accounts Receivable. All Accounts Receivable of the Sellers as reflected on the Financial Statements were incurred in the ordinary course of business and represent arm's length sales actually made in the ordinary course of business. There have been no material changes in the credit policies or terms of sale from the policies and terms that were in effect as of September 30, 2002 and reflected in the Balance Sheet.

         Section 5.24 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SHARES OR ANY OF THEIR ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER PARTIES ARE PURCHASING THE SHARES AND THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE SHARES AND THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

         As an inducement to the Sellers to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer Parties represent and warrant to the Sellers as follows:

         Section 6.1 Organization. (a) The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

                 (b) The Canadian Buyer is a corporation duly incorporated and validly existing under the laws of the province of Nova Scotia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to this Agreement. The Buyer Parties have all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors or executive committees thereof of the Buyer Parties and no other corporate proceedings on the part of the Buyer Parties are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer Parties, and, assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a valid and binding agreement of the Buyer Parties, enforceable against the Buyer Parties in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Except for the entry and effectiveness of the Sale Order and, as applicable, the Canadian Bankruptcy Court Order or the Inspector Approval, neither the execution and delivery of this Agreement by the Buyer Parties nor the purchase by the Buyer Parties of the Shares or the Purchased Assets and the assumption by the Buyer Parties of the Assumed Liabilities and the Assumed Agreements pursuant to this Agreement will:
(a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or the equivalent thereof) of each of the Buyer

Parties; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made except for notification under the Investment Canada Act; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which a Buyer Party is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Knowledge of the Buyer, threatened against or relating to either Buyer Party before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on either Buyer Party's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer Parties or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer Parties.

         Section 6.6 Buyer Parties Financing. As of the date of this Agreement and on the Closing Date, the Buyer Parties have and will have funds sufficient to pay the Purchase Price and all of their fees and expenses incurred in connection with the transactions contemplated hereby, including all Cure Amounts and any applicable Transfer Taxes.

         Section 6.7 Investment Purpose. The Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         Section 6.8 GST and QST Registration. The Canadian Buyer will, at the Closing, be registered under Part IX of the ETA and under Chapter VIII of Title I of the QSTA.

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as (1) described on
Schedule 7.1, (2) required in order to distribute all cash of the Purchased Subsidiary to the Sellers or any of their Affiliates and (3) required by any order of the Bankruptcy Court, the Bankruptcy Code, the Canadian Bankruptcy Code, the Canadian Bankruptcy Court, and any order or agreement related to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, the Seller Parties shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the Buyer, preserve in all material respects the Business, the Purchased Assets, its employees and its operations, and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Sellers' status as debtors under Chapter 11 of the Bankruptcy Code and under the Canadian Bankruptcy Code.

                 (b) Prior to the Closing Date, without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed, the Sellers shall not create, incur, assume or suffer to exist any Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances; provided, however, that Permitted Encumbrances as used in this Section 7.1(b) shall mean, with respect to the Real Property, only those matters included in clause (i) or clause (ii) of the definition of Permitted Encumbrances in Section 1.1(a), (ii) the liens in favor of the Prepetition Agent under the Credit Agreement and post-petition liens granted pursuant to the post-petition cash collateral orders, (iii) the liens in favor of the agent or the lenders under a postpetition cash collateral agreement and (iv) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the Buyer, the Sellers shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business.

                 (c) With respect to the Real Property, each Seller Party agrees that, between the date of this Agreement and the Closing Date, the Seller Parties shall (i) maintain the Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (ii) operate the Real Property in compliance with all applicable laws, rules, regulations and codes in all material respects, (iii) maintain in full force and effect all property and liability insurance policies on the Real Property in effect as of the date hereof, (iv) afford the Buyer and the Buyer's Representatives reasonable access during normal business hours to the Real Property and all agreements, books, records and other documents and data of the Seller Parties related thereto provided that the Seller Parties need not supply the Buyer with any information which the Seller Parties are under a legal obligation not to supply, including customer-specific costing and pricing information and (v) cooperate with and assist the Buyer Parties in obtaining, in each case at the Buyer's cost, (x) a commitment from a title company acceptable to Buyer (the "Title Company") to issue on the American Land Title Association's current form (or the Canadian equivalent thereof) an owner's title insurance policy or policies (and leasehold policies if the Buyer so elects), in form reasonably acceptable to the Buyer, at standard rates, together with copies of all documents affecting title to the Real Property and (y) a survey of each parcel of Real Property, as deemed necessary or advisable by the Buyer in its sole discretion, certified to the Buyer Parties, the Buyer's lender, if any, the Title Company and any other Person which the Buyer reasonably requests, in a manner acceptable to the Buyer, prepared by a registered land surveyor, dated not more than sixty (60) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping (or the Canadian equivalent thereof).

                 (d) During the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers covenant that they will not, absent the written consent of the Buyer, (i) in the case of the Accounts Receivable, change the terms of such Accounts Receivable in a manner that is inconsistent with current practices or (ii) in the case of all sales subsequent to the date hereof, provide for any customer or type of customer terms for sales that are inconsistent with current practices for such customer or type of customer.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Seller Parties shall, during ordinary business hours, upon reasonable notice, (i) give the Buyer

Parties and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer Parties are not denied access by law, (ii) permit the Buyer Parties to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request, and (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC or applicable Canadian securities commission by the Sellers with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and shall be at the expense of the Buyer, (B) the Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege and
(C) the Seller Parties need not supply the Buyer with any information which the Seller Parties are under a legal obligation not to supply or any information, documents or materials related to customer-specific costing and pricing information or product development. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Sellers' good faith judgment are sensitive or the disclosure of which could subject the Sellers to any risk of liability.

                 (b) The Buyer and the Sellers acknowledge that they are bound by the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Sellers or any of the Sellers' Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Sellers or the Sellers' Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and the Canadian Trustee and their respective counsel, subject to the provisions of the Confidentiality Agreement.

                 (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Sellers and the Sellers' Representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer Parties to the extent that such access may reasonably be required by the Sellers in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer Parties upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer Parties or their Affiliates, (ii) the Buyer Parties shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer Parties need not supply the Sellers with any information which the Buyer Parties are under a legal obligation not to supply. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 7.2(c). If the Buyer Parties shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer Parties shall, prior to such disposition, give the Sellers a reasonable opportunity at the Sellers' expense, to segregate and remove such books and records as the Sellers may select. Furthermore, the Buyer Parties acknowledge that the Sellers shall have reasonable access to all Listed Employees with respect to the litigation matters set forth on Schedule 2.3(d) and Schedule 5.14 for so long as such matters are pending. In addition to the foregoing, the Buyer Parties agree to maintain the Employee Records in their possession for a period of three (3) years after the Closing Date and to give former and current employees of the Sellers reasonable access to such Employee Records during such period.

                 (d) Each of the Sellers covenants that it shall permit the Buyer Parties' reasonable and appropriate discussions with customers of the Business during the period of time between the Sale Hearing and the Closing Date, unless the Sale Order approves a sale to a third party.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. All costs and expenses relating to the Canadian Trustee shall be paid from the Purchase Price.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Shares and the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. Neither the Sellers, on the one hand, nor the Buyer Parties, on the other hand, shall, without the prior written consent of the other party or parties, as the case may be, take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Sellers shall, at the Buyer's expense, execute and deliver such documents to the Buyer Parties as the Buyer may reasonably request in order to more effectively vest in the Buyer Parties the Seller Parties' title to the Purchased Assets subject to Closing Encumbrances. From time to time after the date hereof, the Buyer Parties shall, at the Sellers' expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the Shares and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

                 (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer Parties at the Closing, the Sellers shall, subject to
Section 7.4(c), use their reasonable best efforts to convey such Purchased Asset to the Buyer Parties as promptly as is practicable after the Closing.

                 (c) To the extent that the Sellers' rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Sellers shall use commercially reasonable efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account their status as debtors under Chapter 11 of the Bankruptcy Code or, as applicable, as Canadian Trustee under the Canadian Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible. The Buyer Parties agree to fully cooperate with the Sellers in their efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer Parties and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of any Cure Amount required under Section 2.6).

         Section 7.5 Public Statements. The Sellers and the Buyer Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange or commission and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) Governmental Authority Approvals. The Seller Parties and the Buyer Parties shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer Parties nor the Seller Parties will, and the Buyer Parties and the Seller Parties will use their reasonable best efforts to cause their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

                 (b) Cooperation. Each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and (ii) shall permit the other parties hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of the Sellers and the Buyer Parties shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless it consults with the other parties hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other parties hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Seller Parties and the Buyer Parties shall furnish the Buyer or the Sellers, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. The Seller Parties and the Buyer Parties shall also furnish the other parties with such necessary information and assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. The Seller Parties and the Buyer Parties shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. Each party hereto will provide each other with such assistance, cooperation and information (including access to books and records) as either of them reasonably may request of any other (and after the Closing the Buyer Parties shall and shall cause the Purchased Subsidiary to provide such assistance, cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Seller Parties, the Purchased Assets and the Business.

                 (b) GST and QST Tax Elections. As the case may be, and subject to Section 6.8, the Canadian Seller and the Canadian Buyer will jointly execute elections under Section 167 of the ETA and Section 75 of the QSTA on the forms prescribed for such purposes, along with any documentation necessary or desirable in order to effect the sale of the Canadian Purchased Assets to the Canadian Buyer without payment of any GST and QST. If such elections are jointly executed, the Canadian Buyer will file the election forms referred to above with the Canada Customs and Revenue Agency ("CCRA") and the Ministere du Revenu du Quebec ("MRQ"), respectively, together with the Canadian Buyer's GST and QST returns for the Canadian Buyer's GST and QST reporting period during which the transactions of purchase and sale contemplated herein are consummated.

         Notwithstanding any such elections, in the event it is determined by a competent taxing authority that there is a liability to pay, or of any of the Canadian Seller to collect and remit, GST or QST with respect to all or part of the Canadian Purchased Assets sold to the Canadian Buyer, such GST or QST shall be forthwith paid by the Canadian Buyer to such competent taxing authority, or to the Canadian Seller, as the case may be, and the Buyer Parties shall indemnify and save the Canadian Seller harmless with respect to any such GST or QST, as well as any interest and penalties relating thereto. The indemnification set forth in this Section 7.7(b) shall survive the completion of the transactions contemplated in this Agreement and shall end ninety (90) days after the expiration of the applicable statute of limitations with respect to such matter, having regard to any waivers or extensions given by the Canadian Seller.

                 (c) GST and QST Applicable to Real Property. As the case may be, and subject to Section 6.8 and the second paragraph of Section 7.7(b), the Canadian Seller and the Canadian Buyer acknowledge that GST and QST payable in respect of the sale of the Real Property and forming part of the Canadian Purchased Assets is subject to Subsections 221(2), 228(4) and 228(6) of the ETA and to Sections 423, 438 and 442 of the QSTA and, consequently, the Canadian Seller is not required to collect same in respect thereof.

                 (d) Transfer Taxes. All excise, sales, use, transfer, duties, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay, and file all necessary Tax Returns and other documentation (including any required notice of a bulk sale) with respect to, all such Transfer Taxes and, only to the extent required by applicable law, the Sellers shall join in the execution of any Tax Returns and other documentation at the Buyer's request. The Buyer shall, at its own expense, complete and execute a resale or other exemption certificate with respect to the Purchased Assets consisting of Inventory, and shall provide the Sellers with an executed copy thereof.

                 (e) No Withholding. The Buyer Parties shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

                 (f) FIRPTA Certification. The Sellers shall deliver to the Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

                 (g) Allocation of Taxes. For purposes of Section 2.4(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For any Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period. For the avoidance of doubt, all Taxes imposed on the Purchased Subsidiary shall be allocated to, and shall be the responsibility of, the Buyer.

                 (h) Allocation of Purchase Price. The Buyer and the Sellers shall (i) attempt in good faith, within thirty (30) days after the determination of the Purchase Price pursuant to Article III, in the general form set forth in Exhibit F, to agree on the allocation of the sum of the Purchase Price, the Cure Amounts and the Assumed Liabilities (and any adjustments thereof) among the Shares and the Purchased Assets as of the Closing Date (the "Allocation") in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in connection with the preparation of Internal Revenue Service Form 8594 for its timely filing. Except as otherwise required by applicable law, the Buyer and Sellers shall report for all Tax purposes all transactions contemplated by this Agreement in a manner consistent with the Allocation, if any, and shall not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

                 (i) Code Section 338(g) Election. The Buyer shall have the right, but not the obligation, to make an election under Section 338(g) of the Code with respect to the Purchased Subsidiary and shall promptly notify the Sellers in writing if such an election is made; provided, however, in the event the Buyer makes such an election with respect to the Purchased Subsidiary, the

Buyer shall be solely responsible for all costs and Taxes resulting from making such an election, and shall indemnify the Sellers and hold them harmless against any such costs or Taxes imposed on the Sellers from such an election. For the avoidance of doubt, such costs and Taxes shall include any Tax benefits of the Sellers, such as Tax benefits attributable to net operating losses, which may be lost or foregone as a result of the Section 338(g) election by the Buyer with respect to the Purchased Subsidiary and which otherwise would have been available to offset income or otherwise reduce any Taxes payable by the Sellers.

         Section 7.8 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the parties hereto will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order or the Canadian Bankruptcy Court Order is the subject of an appeal, the Buyer Parties and the Sellers agree to use reasonable best efforts to seek an expedited review and decision of any such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.9 Notification. ITI shall notify the Buyer and keep the Buyer advised of the occurrence, to the Knowledge of the Sellers, of (a) any litigation or administrative proceeding pending or threatened against any of the Sellers which could, if adversely determined, have a Material Adverse Effect,
(b) any act or omission which would cause any of the Sellers' representations herein to be inaccurate in any material respect and (c) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep ITI advised of the occurrence of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer Parties' ability to consummate the transactions contemplated hereby.

         Section 7.10 Submission for Bankruptcy Court Approval. (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Sellers, other than TAT, shall file a motion or motions and supporting papers seeking (i) the entry of an order substantially in the form of Exhibit G approving the Overbid Procedures (the "Bidding Procedures Order") and (ii) entry of an order substantially in the form of Exhibit H approving this Agreement (the "Sale Order"), all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Sellers' option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Sellers, other than TAT, shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

                 (b) The Sellers, other than TAT, and the Buyer shall consult with one another regarding pleadings which any of them intend to file, or positions any of them intend to take before the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court's approval of, the Bidding Procedures Order or the Sale Order. The Sellers, other than TAT, shall promptly (and, in any event, within one (1) Business Day after the receipt of any written request from the Buyer) provide the Buyer and its counsel with copies of all notices, filings and orders of the Bankruptcy Court (and other courts) that the Sellers, other than TAT, have in their possession pertaining to the motion for approval of the Bidding Procedures Order, the Sale Order or any other order related to any of the transactions contemplated by this Agreement.

                 (c) If the Bidding Procedures Order, the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby, shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bidding Procedures Order, Sale Order or other such order), subject to rights otherwise arising from this Agreement, the Sellers, other than TAT, and the Buyer will cooperate in taking such steps to prosecute diligently such appeal, petition or motion and each of the Sellers, other than TAT, and the Buyer shall use their reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion.

         Section 7.11 Overbid Procedures. The Buyer and the Sellers acknowledge that the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Purchased Assets and the Shares and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Sellers' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

                 (a) The Sellers shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

                          (i) Bid Deadline. A Qualified Bidder that desires to
                 make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017,
                 Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than such date and time as is specified in the Bidding Procedures Order (the "Bid Deadline"). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                          (ii) Overbid Requirements. A bid is a letter from a
                 Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Sellers in writing, with the exception of subclause (A) below, which shall not be waivable by the Sellers, the Sellers will consider a bid only if the bid:

                          (A) provides overall value for the Purchased Assets
                 and the Shares to the Sellers of at least $500,000 over the Purchase Price in this Agreement;

                          (B) is on terms that, in the Sellers' reasonable
                 business judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                          (C) is not conditioned on obtaining financing or on
                 the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                          (D) does not request or entitle the bidder to any
                 break-up fee, termination fee, expense reimbursement or similar type of payments; and

                          (E) is received by the Bid Deadline.

                 A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

                          (iii) Deposit Requirement. All initial Overbids shall
                 be accompanied by a deposit of One Hundred Thousand Dollars ($100,000) (the "Deposit") paid by wire transfer (or other immediately available funds) to an escrow agent designated by the Sellers.

                 (b) If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place no later than such date and time as is specified in the Bidding Procedures Order at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) to all Qualified Bidders (including, for the avoidance of doubt, the Buyer) who intend to participate in the Auction at least two (2) Business Days prior to the commencement thereof, or as soon thereafter as practicable.

                 Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of one hundred thousand dollars ($100,000) or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders (including for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

                 As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares at the Auction (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to such party's breach of its purchase agreement with the Sellers, then the Sellers shall retain the Deposit of such Successful Bidder, if any, as liquidated damages and continue with the sale of the Purchased Assets and the Shares to the Backup Bidder. Upon the earlier of March 1, 2003 or three (3) Business Days after the closing of the sale of the Purchased Assets and the Shares, any Deposit (i) not applied to the purchase of such Purchased Assets and the Shares or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                 (c) If the Buyer is not identified as the Successful Bidder following the Auction, the Buyer Parties are not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement and a sale of all or a material part of the Purchased Assets and the Shares is consummated with a party or parties other than the Buyer Parties for an amount in excess of the Purchase Price plus $500,000, then the Buyer will be entitled to receive, as a "break-up fee" out of the proceeds of the consummated sale, an amount equal to the sum of (i) $200,000 (the "Topping Fee") representing approximately 2.0% of the Purchase Price for the Purchased Assets and the Shares and
         (ii) reimbursement of all reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with the negotiation and preparation of this Agreement up to $300,000 in the aggregate (the reimbursement together with the Topping Fee, the "Termination Payments"). Such payment shall be made by wire transfer of immediately available funds to an account designated by the Buyer from the proceeds of a Third-Party Sale, with such payment to be made on or before the third Business Day after the consummation of such Third-Party Sale. The claim of the Buyer in respect thereof shall constitute a first priority administrative expense under Section 507(a) of the Bankruptcy Code.

                 (d) The Buyer shall be permitted to credit the amount of the Termination Payments to its bid if it makes a competing bid at the Auction in such a manner that the Buyer shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to the bid to be matched minus the amount of the Termination Payments.

         Section 7.12 Mail Received After the Closing. Following the Closing, the Buyer Parties may receive and open all mail addressed to the Sellers and deal with the contents thereof in their discretion to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business, the Purchased Subsidiary or any of the Assumed Liabilities. The Buyer Parties shall promptly deliver or cause to be delivered to the Sellers all mail received by the Buyer Parties after the Closing addressed to the Sellers which does not relate to the Purchased Assets, the Business, the Purchased Subsidiary or the Assumed Liabilities.

         Section 7.13 Employees. (a) Prior to the Sale Hearing, the Buyer shall make offers of employment, effective as of the Closing Date, to all employees of the Business listed on Schedule 7.13(a) and shall provide the Sellers with the general terms of such offers, which shall include similar responsibilities and the same base salary or wages as applied to such employee on October 31, 2002 (except for ordinary course raises, which would not be in excess of 4% on an individual basis) and with benefits that are, in the aggregate, substantially comparable to those provided to similarly situated employees of the Buyer. Each employee who becomes an employee of the Buyer pursuant to this transaction shall be referred to herein as a "Listed Employee". Any employee listed on Schedule 7.13(a) who is absent from work on the Closing Date due to disability or an approved leave of absence shall not become a Listed Employee unless and until he or she accepts the Buyer's offer of employment and returns to work within six
(6) months after the Closing Date. Nothing in this Section 7.13(a) shall entitle any employee to remain in the employment of the Sellers or the Buyer, or affect the right of the Buyer to terminate any employee benefit plan as defined in
Section 3(3) of ERISA or any other compensation or benefit plan, agreement, program, policy or arrangement or any provision thereof at any time.

                 (b) The Buyer shall extend to all Listed Employees eligibility to participate in employee benefit and compensation plans that are substantially comparable to the employee benefit and compensation plans that the Buyer offers to its general employee population. The Buyer shall take all action necessary and appropriate to extend coverage, effective as soon as reasonably practicable after the Closing Date, under a 401(k) plan (the "Buyer 401(k) Plan") to all Listed Employees having account balances under the Insilco Technologies, Inc. 401(k) Plan (the "Sellers' 401(k) Plan"). The Sellers shall cause to be made all contributions required under the Sellers' 401(k) Plan for all periods prior to the Closing Date, and the Buyer shall have no responsibility therefor, and the Sellers shall cause each Listed Employee to become fully vested in his or her account balance under the Sellers' 401(k) Plan as of the Closing Date. As soon as reasonably practicable after the Closing Date, the Sellers shall cause the Sellers' 401(k) Plan to make available to the Listed Employees distributions of their account balances under such plan. The Buyer agrees to cause the Buyer 401(k) Plan to accept direct rollover contributions of any such distributions from the Sellers' 401(k) Plan that are "eligible rollover distributions" within the meaning of Section 402(c)(4) of the Code, subject to the terms of the Buyer 401(k) Plan.

         Effective as of the Closing Date, PCMCI shall cease making contributions to the 401(k) plan it maintains (the "PCMCI 401(k) Plan") on behalf of employees of PCMCI (except for contributions for periods ending on or prior to the Closing Date), and such employees shall cease making contributions to such plan. Effective as of the Closing Date, the Buyer shall assume and become the sponsoring employer under the PCMCI 401(k) Plan.

                 (c) Effective as of the Closing Date, or, if later, as of the termination of the Sellers' group health plans the Buyer will provide COBRA continuation coverage as required under COBRA for those qualified beneficiaries identified in Schedule 7.13(a), and any other qualified beneficiary with respect to a covered Employee of the Sellers, provided such qualified beneficiary is an "M & A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA and shall be comparable to that provided with respect to employees of the Buyer.

                 (d) From and after the Closing Date, the Buyer shall, with respect to any welfare benefit plan in which any Listed Employee may be eligible to participate after the Closing Date cause any limitations as to pre-existing conditions and any exclusions and waiting periods to be waived with respect to the Listed Employees and their eligible dependents.

                 (e) The Buyer shall be responsible for any liability or obligation under WARN or Canadian Collective Dismissal Legislation in respect of any employee or former employee of the Business arising in whole or in part out of actions taken or not taken by the Buyer in accordance with this Section 7.13 or any action otherwise taken or not taken by the Buyer on or after the Closing Date.

                 (f) Each of the Sellers covenants that it will not take any action that will impede in any way the Buyer's obtaining (at the Buyer's expense) noncompetition agreements from certain employees to which the Buyer has extended offers of employment and are identified by the Buyer. The Sellers and the Buyer shall mutually cooperate with each other prior to and following the Closing in effectuating any communications, elections, access to populations, enrollments, payroll transitions and such other actions as may be necessary or reasonable with respect to participants in any Employee Plan and/or employment, consulting or such other agreement in connection with the actions contemplated under this Section 7.13. Each of the Sellers covenants that it shall permit the Buyer's reasonable and appropriate discussions with employees of the Business during the period of time between the Sale Hearing and the Closing Date.

         Section 7.14 Overlapping Assets. The Sellers shall use commercially reasonable efforts to make Sellers' Overlapping Assets available for the use of the Buyer Parties with respect to the Business, as currently used therein, at no charge to the Buyer Parties, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Sellers (and the parties to whom the Sellers sell the Sellers' Retained Business), as currently used therein, at no charge to the Sellers, for a period of ninety (90) days following the Closing. Nothing in this Section 7.14 shall be construed as restricting the Sellers' or the Buyer Parties' right to encumber or transfer Sellers' Overlapping Assets or Buyer's Overlapping Assets, as the case may be. Without limiting the foregoing, the Sellers agree to cause the information technology data constituting Buyer's Overlapping Assets to be transferred to the Buyer Parties as soon as reasonably practicable after the Closing, and immediately after such transfer to cause all such data to be deleted from the information technology systems constituting Sellers' Overlapping Assets. The Sellers agree to cause provisions substantially similar to this Section 7.14 to be placed in any other agreements for the sale of any of the Sellers' Overlapping Assets entered into by the Seller Parties or any Affiliates thereof in contemplation of the Chapter 11 Cases.

         Section 7.15 Sellers' Guarantees. Schedule 7.15 sets forth the extent any of Insilco or the Sellers shall have guaranteed any liabilities or obligations of the Purchased Subsidiary to a third party. Prior to or as of the Closing, the Buyer shall: (i) provide a substantially similar guarantee of such liability or obligation to such third party; (ii) use all reasonable efforts to cause such third party to release Insilco and the Sellers from such guarantee; and (iii) indemnify Insilco and the Sellers from any and all Losses related to such guarantee.

         Section 7.16 Purchase Price. The parties to this Agreement acknowledge that if the Closing occurs after December 31, 2002 the Purchase Price shall be determined pursuant to Section 3.1(a)(ii) rather than Section 3.1(a)(i) and, accordingly, the Buyer Parties covenant that they will act in good faith and use reasonable best efforts to ensure that the Closing may occur on or prior to December 31, 2002. Upon a finding by the Bankruptcy Court that either Buyer Party has failed to meet this standard or has otherwise taken action or not taken action that, in either case, delays the Closing and that the Closing could otherwise have occurred on or prior to December 31, 2002, the Buyer Parties agree that the Purchase Price shall be determined pursuant to Section 3.1(a)(i) rather than Section 3.1(a)(ii).

         Section 7.17 Concerning the Canadian Trustee. Notwithstanding anything contained in this Agreement, it is acknowledged and agreed by the parties hereto that the Canadian Purchased Assets may be conveyed to the Canadian Buyer by the Canadian Seller either with Inspector Approval or in accordance with the Canadian Bankruptcy Court Order, and, in either case, the sale by the Canadian Seller to the Canadian Buyer shall be made under the following terms and conditions, as applicable:

                 (a) the consummation of the sale of the Canadian Purchased Assets shall occur within forty-eight (48) hours of the Canadian Bankruptcy Court Order or the Inspector Approval, as the case may be, or such other period as may be agreed between the Canadian Buyer and the Canadian Seller, so that the closing with respect to the Purchased Assets, including the Canadian Purchased Assets, may occur contemporaneously;

                 (b) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Seller and the Canadian Buyer shall execute the Canadian Sale Documents;

                 (c) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Trustee will be a registrant within the meaning of Part IX of the ETA and Chapter VIII of Title I of the QSTA;

                 (d) in the Canadian Sale Documents, the sole representation and warranty to be made by the Canadian Trustee shall be that the Canadian Trustee has been authorized to sell the Canadian Purchased Assets pursuant to the Canadian Bankruptcy Court Order or the Inspector Approval, as the case may be. The foregoing representation and warranty shall be the only representation and warranty made by the Canadian Trustee to the Canadian Buyer and all other representations and warranties, whether legal or conventional, expressed or implied, shall be expressly excluded from the sale of the Canadian Purchased Assets as contemplated by this Agreement. The Canadian Buyer shall expressly acknowledge that the Canadian Trustee is not a "Professional Seller" as defined in Section 1729 of the Civil Code of Quebec of the Canadian Purchased Assets, and the Canadian Buyer shall expressly acknowledge that it has examined and is satisfied with the physical state and condition of the Canadian Purchased Assets in all respects and the value thereof, such that all of the Canadian Purchased Assets shall be accepted by the Canadian Buyer strictly on an "as is/where is" basis at the Canadian Buyer's sole risk and peril;

                 (e) in the Canadian Sale Documents, the Canadian Buyer shall acknowledge and agree that the Canadian Trustee is acting in its representative capacity as trustee to the bankruptcy of TAT, and the Canadian Trustee shall assume no personal liability with respect to the transactions contemplated by this Agreement;

                 (f) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Buyer shall be responsible to pay, to the complete exoneration of TAT and the Canadian Trustee, the Canadian Sales Taxes. The Canadian Buyer shall covenant that it is registered under Part IX of the ETA and

Chapter VIII of Title I of the QSTA, and the Canadian Trustee and the Canadian Buyer shall jointly execute and file elections under sub-section 167(1) of the ETA and sub-section 75(1) of the QSTA, in the form and manner required so that Canadian Sales Taxes will not apply in respect of the transfer of the Canadian Purchased Assets. Notwithstanding such elections, the Canadian Buyer shall fully indemnify and hold TAT and the Canadian Trustee harmless from and against all liability for payment or resulting from the non-payment of the Canadian Sales Taxes, including, without limitation, all penalties, interest and costs relating thereto;

                 (g) the Canadian Sale Documents shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein; and

                 (h) with respect to any matter pertaining to the Canadian Bankruptcy Filing, in general, and the conveyance by the Canadian Trustee of the Canadian Purchased Assets, in particular, and notwithstanding Section 10.10 of this Agreement, all such matters shall be submitted exclusively to the Canadian Bankruptcy Court, which shall have exclusive jurisdiction with respect thereto.

         Section 7.18 Disconnection of Computer Line. The Buyer covenants that it will cause the line connecting Lake Wales to the RS6000 IBM computer and the associated e-mail server located at the facility in North Myrtle Beach, South Carolina (the "Myrtle Beach Facility") owned by the Sellers (or by any party to whom the Sellers sell the Myrtle Beach Facility) to be disconnected within ninety (90) days following the Closing and shall be responsible for the costs and expenses associated with such disconnection.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Shares and the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of any part of the Shares or any material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Shares and the Purchased Assets;

                 (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit H hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except if modified or amended with the written consent of the Sellers, the Buyer and the Prepetition Agent); and

                 (c) to the extent applicable, the Canadian Bankruptcy Court shall have issued and entered a Canadian Bankruptcy Court Order or the Canadian Trustee shall have received Inspector Approval.

         Section 8.2 Conditions to Obligations of the Buyer Parties. The obligation of the Buyer Parties to effect the purchase of the Shares and the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) the Seller Parties shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Seller Parties on or prior to the Closing Date and the representations and warranties of the Seller Parties which are set forth in this Agreement (without regard to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

                 (b) the Buyer shall have received a certificate from the chief executive officer of Insilco, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

                 (c) the Shares and the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances, except in the case of TAT) and there shall be no Encumbrances on the Shares and the Purchased Assets (other than Closing Encumbrances);

                 (d) the Sale Order and the Canadian Bankruptcy Court Order or Inspector Approval, as the case may be, provide that any and all of the Encumbrances (other than Closing Encumbrances) on the Shares and the Purchased Assets (including the Canadian Purchased Assets) shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Shares and the Purchased Assets;

                 (e) a Material Adverse Effect shall not have occurred and continue to be occurring;

                 (f) the Buyer shall have received the other items to be delivered to it pursuant to Section 4.2; and

                 (g) the Canadian Seller shall have executed the Canadian Sale Documents which shall include representations from the Canadian Seller to the effect that (i) it has all corporate authority necessary to perform the Canadian Sale Documents, and to consummate the transactions contemplated thereby in accordance with either the Canadian Bankruptcy Court Order or Inspector Approval and (ii) the execution and delivery of the Canadian Sale Documents and the consummation of the transactions contemplated thereby will have been duly and validly authorized by the Canadian Bankruptcy Court or, as the case may be, Inspector Approval. Other than as set forth in the Canadian Sale Documents, the Canadian Trustee shall make no representations nor give any warranties and shall not assume any of the representations or warranties given under this Agreement, which Agreement shall be performed by the Canadian Trustee in accordance with Section 7.17.

Any condition specified in this Section 8.2 may be waived by the Buyer Parties; provided that no such waiver shall be effective against the Buyer Parties unless it is set forth in a writing executed by the Buyer Parties.

         Section 8.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the sale of the Shares and the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) the Buyer Parties shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer Parties on or prior to the Closing Date and the representations and warranties of the Buyer Parties which are set forth in this Agreement (without regard to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

                 (b) the Sellers shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) have been satisfied; and

                 (c) the Sellers shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

                 (a) mutual written consent of the Sellers and the Buyer;

                 (b) the Sellers, if there has been a material violation or breach by the Buyer Parties of any covenant, representation or warranty made by them contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller Parties to effect the Closing and such violation or breach has not been cured by the Buyer Parties within ten (10) Business Days of receipt of written notice thereof or waived by the Sellers;

                 (c) the Sellers or the Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or Canadian Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

                 (d) the Sellers, if the Bankruptcy Court enters an order approving a sale of the Shares and the Purchased Assets other than the sale thereof contemplated by this Agreement to the Buyer Parties or any of their Affiliates (a "Third-Party Sale");

                 (e) the Buyer or the Sellers, if the Sale Order has not been entered by the Bankruptcy Court within forty-five (45) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this
         Section 9.1(e) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

                 (f) the Buyer or the Sellers, if the Closing shall not have occurred on or prior to February 28, 2003 (the "Termination Date"); provided, that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; or

                 (g) the Buyer, if there has been a material violation or breach by the Sellers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer Parties to effect the Closing and such violation or breach has not been cured by the Sellers within ten (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                 (i) except as set forth in Section 7.11(c), said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, and in Section 10.15,
         Section 7.2(b) and Section 7.3, and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; for the avoidance of doubt the Buyer Parties acknowledge that a failure on their part to consummate the transactions contemplated by this Agreement due to lack of sufficient funds or financing shall be considered a willful breach;

                 (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

                 (iii) all Confidential Information from the Seller Parties shall be returned to the Seller Parties, and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Extension; Waiver. At any time prior to the Closing, the Sellers, on the one hand, or the Buyer Parties, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Sellers, on the one hand, or the Buyer Parties, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Sellers or the Buyer Parties, as applicable.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Sellers and the Buyer Parties; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither party nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing. Subject to Section 7.7, the Sellers shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy its obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyer Parties shall be sent to the addresses indicated below:

                 (a)      If to a Seller, to:

                          Insilco Technologies, Inc.
                          425 Metro Place North, Fifth Floor
                          Dublin, Ohio  43017
                          Phone:    (614) 791-3108
                          Facsimile:  (614) 791-3195
                          Attention:  David A. Kauer
                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York  10022
                          Phone:  (212) 848-4000
                          Facsimile:  (212) 848-7179
                          Attention:  Constance Fratianni, Esq.
                                      Stephen M. Besen, Esq.


                 (b)      if to the Buyer Parties, to:

                          Amphenol Corporation
                          358 Hall Avenue
                          Wallingford, Connecticut  06492-7530
                          Phone:  (203) 265-8634
                          Facsimile:  (203) 265-8628
                          Attention:  Edward C. Wetmore, Esq.

                          with a copy to:

                          Pillsbury Winthrop LLP
                          One Battery Park Plaza
                          New York, New York  10004-1490
                          Phone:  (212) 858-1000
                          Facsimile:  (212) 858-1500
                          Attention:  Donald G. Kilpatrick, Esq.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Sellers, any entity that may succeed to substantially all the assets of the Sellers, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Sellers, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Sellers or the Buyer Parties.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. Unless and to the extent otherwise specifically provided herein, the parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Sellers and the Buyer Parties hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their respective successors or assigns, or the Buyer Parties or their successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court, the Canadian Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. Except as provided in
Section 7.7(b), the Buyer Parties hereby waive compliance by the Seller Parties with the provisions of the bulk sales or transfer laws of all applicable jurisdictions. The Sellers agree to cooperate with the Buyer Parties, at the Buyer's expense, in making any such bulk sales filings upon the reasonable request of the Buyer.

         Section 10.17 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THEY AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

         Section 10.18 English Language. The parties hereto confirm that it is their wish that this Agreement as well as other documents relating hereto, including notices, be drawn up in English only. Les parties aux presentes confirment leur volonte que la convention de meme que tous les documents, y compris tout avis, s'y rattachant, soient rediges en anglais seulement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                  THE SELLERS:


                                  INSILCO TECHNOLOGIES, INC.

                                  By: /S/ DAVID A. KAUER
                                      ---------------------------------
                                      Name: David A. Kauer
                                      Title: President and
                                             Chief Executive Officer


                                  T.A.T. TECHNOLOGY INC.

                                  By: /S/ MICHAEL R. ELIA
                                      ---------------------------------
                                      Name: Michael R. Elia
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                  PRECISION CABLE MFG. CO., INC.

                                  By: /S/ MICHAEL R. ELIA
                                      ---------------------------------
                                      Name: Michael R. Elia
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                  INSILCO INTERNATIONAL HOLDINGS, INC.

                                  By: /S/ DAVID A. KAUER
                                      ---------------------------------
                                      Name: David A. Kauer
                                      Title: President and
                                             Chief Executive Officer


                                  THE BUYER PARTIES:


                                  AMPHENOL CORPORATION

                                  By: /S/ EDWARD C. WETMORE
                                      ---------------------------------
                                      Name: Edward C. Wetmore
                                      Title: Secretary and General Counsel


                                  AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                                  By: /S/ EDWARD C. WETMORE
                                      ---------------------------------
                                      Name: Edward C. Wetmore
                                      Title: Secretary

                                                                       EXHIBIT A
                                                                       ---------



Pursuant to Section 2.6(a), from and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions and deletions to this list of Assumed Agreements as the Buyer shall request.

     1. Lease agreement dated as of January 20, 1998, as amended June 5, 2000, between Precision Cable Mexico and the lessors thereunder (Antonio Cesar Villarreal Rodriguez, Laura Maritza Yamallel Flores, Sigvard Ortiz Larralde, Dolores Patricia Ortiz Larralde de Garza, Marcela Ortiz Larralde de Villarreal, Laura Ortiz Larralde de Arredondo and Adolfo Ortiz Larralde) for Brecha E-00. Lots 15-B and 15-C, Apartado Postal #1946, Parque Industrial Reynosa, Reynosa, Tamaulipas, Mexico 88500.

     2. Lease agreement dated June 5, 2000 between Precision Cable Mexico and Antonio C. Villarreal Rodriguez (successor in interest by acquisition from Operadora de Centras Comerciales Opcion, S.A. de C.V. on March 1,
          2001) for Lot 14-A at Brecha E-99, S/n at the Industrial Park, Parque Industrial Reynosa, Reynosa, Tamaulipas, Mexico 88500.

The current estimate of the Cure Amounts is $0.00, subject to amendment as provided in Section 2.6(a).

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated _______, 200_ (this "Agreement"), is among Insilco Technologies, Inc., a Delaware corporation, Insilco International Holdings, Inc., a Delaware Corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation (collectively the "U.S. Sellers"), T.A.T. Technology Inc., a Quebec corporation ("TAT") or Ernst & Young, Inc. as trustee (the "Canadian Trustee", with either TAT or the Canadian Trustee, as applicable, being referred to herein as the "Canadian Seller"), Amphenol Corporation, a Delaware corporation (the "Buyer"), and Amphenol Technical Products International Co., a Nova Scotia corporation (the "Canadian Buyer").

     WHEREAS, the U.S. Sellers, TAT, the Buyer and the Canadian Buyer have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Stock and Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Stock and Asset Purchase Agreement;

     WHEREAS, pursuant to the Stock and Asset Purchase Agreement, the Buyer Parties have agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

     WHEREAS, the execution and delivery of this Agreement by the Buyer Parties is a condition to the obligations of the Sellers to consummate the transactions contemplated by the Stock and Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Stock and Asset Purchase Agreement and hereinafter set forth, the Buyer Parties and the Sellers hereby agree as follows:

     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities, other than those related to TAT (the "Non-Canadian Assumed Liabilities").

     (b) For the avoidance of doubt, the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Non-Canadian Assumed Liabilities.

     2. Assumption of Liabilities. (a) The Canadian Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities related to TAT (the "Canadian Assumed Liabilities").

     (b) For the avoidance of doubt, the Canadian Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Canadian Assumed Liabilities.

     3. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Buyer Parties (which consent may be granted or withheld in the sole discretion of the Sellers or the Buyer Parties); provided, however, that the Buyer Parties may assign this Agreement or any of their rights and obligations hereunder to one or more Affiliates of the Buyer Parties without the consent of the Sellers so long as the Buyer Parties shall continue to remain obligated hereunder.

     4. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

     5. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Buyer Parties.

     6. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     8. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                  SELLERS:

                                  INSILCO TECHNOLOGIES, INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  T.A.T. TECHNOLOGY INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  PRECISION CABLE MFG. CO., INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  INSILCO INTERNATIONAL HOLDINGS, INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  BUYER PARTIES:

                                  AMPHENOL CORPORATION

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  AMPHENOL TECHNICAL PRODUCTS
                                  INTERNATONAL CO.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C
                                                                       ---------

                           BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated _______, 200_ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation, Insilco International Holdings, Inc., a Delaware corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation (collectively the "Sellers"), to Amphenol Corporation, a Delaware corporation (the "Buyer").

     WHEREAS, the Sellers, T.A.T. Technology Inc., a Quebec corporation, the Buyer and Amphenol Technical Products International Co., a Nova Scotia corporation have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Stock and Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Stock and Asset Purchase Agreement; and

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Sellers is a condition to the obligations of the Buyer Parties to consummate the transactions contemplated by the Stock and Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Stock and Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Sellers hereby sell, assign, transfer, convey and deliver to the Buyer and its successors and assigns free and clear of all Encumbrances (other than Closing Encumbrances) the entire right, title and interest of the Sellers in, to and under the Purchased Assets, other than those Purchased Assets sold, assigned, transferred, conveyed and delivered to the Canadian Buyer pursuant to the Canadian Sale Documents (the "Non-Canadian Purchased Assets").

     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Sellers. Neither the Buyers nor its subsidiaries by this Bill of Sale and Assignment, agree to assume or agree to pay, perform or discharge any liabilities of the Sellers of any nature, kind or description whatsoever.

     3. Further Assurances. The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances that are necessary for the better assuring, conveying and confirming unto the Buyer the entire right, title and interest of the Sellers in the Non-Canadian Purchased Assets.

     4. Power of Attorney. The Sellers hereby constitute and appoint the Buyer, its successors and assigns, and each of them, the true and lawful attorney and attorneys of the Sellers, with full power of substitution, in the names of the Buyer or in the names and stead of the Sellers, but on behalf of and for the benefit of the Buyer, its successors and assigns:

     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

     (b) to institute and prosecute in the Sellers' names or otherwise, at the expense and for the benefit of the Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Non-Canadian Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Non-Canadian Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Non-Canadian Purchased Assets;

     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Non-Canadian Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

     (d) to do all reasonable acts and things in relation to the Non-Canadian Purchased Assets sold and assigned hereunder.

     The Sellers acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable by them or upon their subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon the Sellers, its successors and permitted assigns and shall inure solely to the benefit of the Buyer, its successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Sellers or to the Buyer.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Sellers as of the date first above written.


                                    INSILCO TECHNOLOGIES, INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    PRECISION CABLE MFG. CO., INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    INSILCO INTERNATIONAL HOLDINGS, INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:





Accepted and agreed as of the date first written above:


AMPHENOL CORPORATION

By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT D
                                                                       ---------

                            FORM OF ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___________], 200_ (this "Agreement"), among Insilco Technologies, Inc., a Delaware corporation, T.A.T. Technology Inc., a Quebec corporation, Insilco International Holdings, Inc., a Delaware corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation, (collectively the "Sellers"), Amphenol Corporation, a Delaware corporation (the "Buyer"), and Amphenol Technical Products International Co., a Nova Scotia corporation (together with the Buyer, the "Buyer Parties"), and [_______________], a [_____________] (the "Escrow Agent").


                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Buyer Parties and the Sellers have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement), pursuant to which the Buyer Parties have agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer, the Shares, and to the Buyer Parties, the Purchased Assets;

     WHEREAS, it is contemplated under Section 3.1(b) of the Purchase Agreement that the Buyer Parties will deposit or cause to be deposited into escrow the sum of $500,000 in cash at Closing (the "Escrow Amount") to be held and disbursed by the Escrow Agent in accordance with this Agreement;

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

     WHEREAS, the Escrow Agent will hold the Escrow Amount in Account No. [_____________] at [_________________], [city, state], ABA No. [___________]
(the "Escrow Account");

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Buyer Parties and the Sellers hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Fund. (a) Pursuant to Section 3.1(b) of the Purchase Agreement, the Buyer Parties shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow in the Escrow Account pursuant to this Agreement.

     (b) Each of the Buyer Parties and the Sellers confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Purpose of the Escrow Fund. The Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Sellers to make payments to the Buyer Parties and (if applicable) to the Arbiter in connection with adjustments to the Purchase Price pursuant to Section
3.3 of the Purchase Agreement.

     4. Payments from the Escrow Fund. (a) In the event that the Final Actual Current Asset Amount is equal to or greater than the Estimated Current Asset Amount, then the Buyer and the Sellers shall jointly notify the Escrow Agent in writing to such effect not later than three (3) Business Days following the determination of the Final Actual Current Asset Amount, and the Escrow Agent shall, within three (3) Business Days after its receipt of such notice, liquidate all investments in the Escrow Account and pay in full to the Sellers in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Escrow Account), less any payments required to be made to the Arbiter from the Escrow Account, immediately upon receipt of such amounts by the Escrow Agent.

     (b) In the event that the Final Actual Current Asset Amount is less than the Estimated Current Asset Amount, then the Buyer and Sellers shall jointly provide written notice to the Escrow Agent of the amount of such difference not later than three (3) Business Days following the date on which the Final Actual Current Asset Amount shall have been determined pursuant to Section 3.3 of the Purchase Agreement. Within three (3) Business Days after its receipt of such notice, the Escrow Agent shall liquidate all investments in the Escrow Account and shall transfer to the Buyer Parties, by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the amount specified in such notice, provided that such payment shall not exceed the amount of funds in the Escrow Account less any payments required to be made to the Arbiter from the Escrow Account.

     (c) In the event that the Sellers are required to make any payment to the Arbiter under Section 3.3 of the Purchase Agreement, the Sellers shall provide written notice to the Escrow Agent of the amount of such payment not later than three (3) Business Days following the determination of the Final Actual Current Asset Amount, and within three (3) Business Days after receipt of such notice, the Escrow Agent shall transfer to the Arbiter by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the amount specified in such notice.

     (d) Immediately upon the payment in full of the amounts set forth in subsection (b) above to the Buyer Parties and subsection (c) above to the Arbiter (if applicable), the Escrow Agent shall transfer to the Sellers any and all amounts remaining in the Escrow Account.

     5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make a payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full and in cash.

     6. Maintenance of the Escrow Fund; Termination of the Escrow Fund. (a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Agreement.

     (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by the Buyer and the Sellers, pay from the Escrow Fund, as instructed, to the Sellers, the Buyer Parties or the Arbiter, as directed in such writing, the amount of cash so instructed.

     7. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Sellers and the Buyer, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion or
(c) commercial paper in an aggregate amount of no more than $500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     8. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. Each of the Sellers and the Buyer Parties may assign, transfer, pledge or otherwise dispose of its rights to any portion of the Escrow Fund. Except as provided in the immediately preceding sentence, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Buyer Parties may assign this Agreement to an Affiliate of the Buyer Parties without the consent of the other parties so long as the Buyer Parties shall continue to remain obligated hereunder. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns.

     9. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Buyer and the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Buyer.

     (g) The Buyer shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Sellers and the Buyer Parties. The Sellers and the Buyer may at any time jointly remove the Escrow Agent by giving ten (10) Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States and assets in excess of $2 billion, and which shall be reasonably acceptable to the Sellers and Buyer Parties, shall be appointed by the Sellers and Buyer by written instrument executed by the Sellers and the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Sellers, a Buyer Party or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days after receipt of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earliest of a receipt of designation of a successor Escrow Agent, a joint written instruction by the Sellers and the Buyer and a termination of this Agreement in accordance with its terms.

     10. Termination. This Escrow Agreement shall terminate upon the Escrow Agent's making all payments required to be made by it pursuant to Section 4.

     11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
11):

     (a)      if to the Sellers:

              Insilco Holding Co.
              425 Metro Place North
              Fifth Floor
              Dublin, OH  43017
              Telecopy: 614-792-0468
              Attention David Kauer

              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, NY  10022
              Telecopy: 212-848-7170
              Attention: Constance A. Fratianni
                         Stephen M. Besen


     (b)      if to the Buyer Parties:

              Amphenol Corporation
              358 Hall Avenue
              Wallingford, Connecticut 06492-7530
              Telecopy:  (203) 265-8628
              Attention: Edward C. Wetmore, Esq.

              with a copy to:

              Pillsbury Winthrop LLP
              One Battery Park Plaza
              New York, New York 10004-1490
              Telecopy:  (212) 858-1500
              Attention: Donald G. Kilpatrick, Esq.

     (c)      if to the Escrow Agent, to:

              --------------------------

              --------------------------

              --------------------------
              Telecopy:  _______________
              Attention:  ______________


     12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

     13. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers, the Buyer Parties and the Escrow Agent.

     14. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     16. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers, the Buyer Parties and the Escrow Agent with respect to the subject matter hereof.

     17. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     19. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    THE SELLERS:

                                    INSILCO TECHNOLOGIES, INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    T.A.T. TECHNOLOGY INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    PRECISION CABLE MFG. CO., INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    INSILCO INTERNATIONAL HOLDINGS, INC.

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    THE BUYER PARTIES:

                                    AMPHENOL CORPORATION

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:



                                    AMPHENOL TECHNICAL PRODUCTS
                                    INTERNATONAL CO.

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    [ESCROW AGENT]

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A



                               [Escrow Agent Fees]

                                                                     EXHIBIT E-1

     This instrument prepared by
      and is to be returned to:

     Margaret V. Malone, Esquire
       PILLSBURY WINTHROP LLP
       One Battery Park Plaza
      New York, New York 10004

   Property Identification Number:

    ----------------------------
Grantee's Tax Identification Number:

 -----------------------------------


                              SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED is made as of the ___ day of ______________, 200_, between INSILCO TECHNOLOGIES, INC., a Delaware corporation, whose mailing address is ____________________________________ ("Grantor"), and AMPHENOL
CORPORATION, a Delaware corporation, whose mailing address is _______________________ ("Grantee").

     WITNESSETH: Grantor, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration to Grantor in hand paid by Grantee, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey to Grantee, and Grantee's successors and assigns, forever, certain real property located in Polk County, Florida, described as follows:

     That portion of Sections 21 and 22, Township 29 South, Range 27 East, Polk County, Florida: commence at the NW corner of the SW 1/4 of said Section 22, thence South 24 degrees, 09' East 1440.04 feet to point of beginning; thence South 65 degrees, 51' West 1,337.63 feet, run thence South 24 degrees, 09' East 400.00 feet; run thence North 65 degrees, 51' East 1,337.63 feet, run thence North 24 degrees, 09' West 400.00 feet returning to the point of beginning, being Lots 15 and 16 of an unrecorded survey.

     Together with all of Grantor's right, title and interest in and to the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining (collectively, the "Property").


     Grantor does hereby warrant the title to the Property and will forever defend the same against every person whosoever lawfully claims the same by, through or under Grantor and will defend Grantee, its successors and assigns against any and all such claims.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be executed in its name, by its proper officer duly authorized, as of the day and year first above written.


Signed, sealed and delivered
in the presence of:

Witnesses:                                  Grantor:

                                            Insilco Technologies, Inc.,
                                            a Delaware corporation


(1) Signature:____________________          By:  ______________________________
Print Name:_______________________               ______________________________
                                            Its: ______________________________
                                                 [Note:  must executed by
                                                 President, Vice President
                                                 or CEO]



                                            Grantor Address:


(2) Signature:____________________          ______________________________
Print Name:_______________________


                                         [corporate seal]



State of _________________________
County of ________________________


     The foregoing instrument was acknowledged before me this ___ day of _________________, 200_, by _____________________, as ___________________ of
Insilco Technologies, Inc., a Delaware corporation, on behalf of such corporation. He/She is personally known to me or has produced
__________________________________ as identification.


                                            ____________________________________
                                            Notary Public, State of ____________
                                            Print Name: ________________________
[notary seal]                               My commission expires: _____________

                                                                     EXHIBIT E-2
                                                                     -----------

                              SPECIAL WARRANTY DEED



THE STATE OF TEXAS      )
                        )       Know All Persons By These Presents:
COUNTY OF ROCKWALL      )


     That PRECISION CABLE MANUFACTURING CO., INC., a Texas corporation, (hereinafter called "Grantor"), with offices at [2920 National Court, Garland, Texas 75046], for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by AMPHENOL CORPORATION, a Delaware corporation (hereinafter called "Grantee"), with offices at _________________________, the receipt and sufficiency of which are hereby acknowledged by Grantor, has GRANTED, BARGAINED, SOLD AND CONVEYED, and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto Grantee that certain parcel or tract of real property, situated in Rockwall County, Texas and described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular the rights, privileges, hereditaments and appurtenances pertaining to such real property (hereinafter called the "Property").

This conveyance is being made by Grantor and accepted by Grantee subject to those reservations, restrictions, covenants, easements and other title exceptions set forth in Exhibit B attached hereto and made a part hereof.

TO HAVE AND TO HOLD the Property, together with, all and singular, the rights and appurtenances thereto in anywise belonging, unto Grantee and Grantee's successors and assigns, forever, and Grantor hereby binds itself to warrant and forever defend, all and singular, the Property unto Grantee, its successors and assigns, against every person whosoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor but not otherwise, subject to the encumbrances set forth on Exhibit "B" attached hereto and made a part hereof and the matters set forth herein.

EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH HEREIN, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW REGARDING THE SUITABILITY, HABITABILITY, ENVIRONMENTAL CONDITION, MERCHANTABILITY OR FITNESS OF THE PROPERTY FOR ANY USE. GRANTEE ACKNOWLEDGES THAT THE PROPERTY IS BEING SOLD "AS IS" UNLESS SPECIFICALLY STATED OTHERWISE IN A DOCUMENT EXECUTED BY GRANTOR FOR THE BENEFIT OF GRANTEE.

     EXECUTED this _____ day of _________, 200__ by Grantor, to become effective as of the date first above written.


                                              GRANTOR:

                                              PRECISION CABLE MANUFACTURING CO.,
                                                INC., a Texas corporation,



                                              By: ______________________________
                                                  Name:
                                                  Title:

THE STATE OF TEXAS      )
                        )
COUNTY OF __________    )



     This instrument was acknowledged before me on the ___ day of ________, 200_, by _____________, the _______________ of PRECISION CABLE MANUFACTURING CO., INC., a Texas corporation, on behalf of said corporation.



                                              ----------------------------------
                                                          Notary Public







                       PLEASE RETURN RECORDED DOCUMENT TO:

                             PILLSBURY WINTHROP LLP
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490
                       ATTENTION: MARGARET V. MALONE, ESQ.

                               EXHIBIT "A" TO DEED
                       (LEGAL DESCRIPTION OF THE PROPERTY)

                                   EXHIBIT "B"

                                  ENCUMBRANCES


1. Utility easement fifteen (15) feet in width along the Northwest and Southeast property lines, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

2. Common access easement forty (40) feet in width and forty (40) feet in length along the Northwest property line, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

3. Overhead power lines and power poles extending across the West property corner and inside the Northwest and North property lines, according to the plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County.

4. Road widening right-of-way along the Northeast property line, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

5. Utility easement not to exceed fifteen (15) feet in width along and adjacent to the perimeter of subject property as retained in Special Warranty Deed executed by GEORGE J. NABHOLTZ, III, to PRECISION CABLE MANUFACTURING dated July 6, 1989, filed July 7, 1989 and recorded in Volume 480, Page 209 and refiled on September 19, 1996 in Volume 1160, Page 143, Real Estate Records, Rockwall County, Texas.

6. Easement created in instrument executed by PRECISION CABLE MANUFACTURING CO., INC. to TEXAS UTILITIES ELECTRIC COMPANY, dated May 14, 1990, filed October 11, 1990, recorded in Volume 572, Page 95, Real Estate Records, Rockwall County, Texas.

7. Easement created in instrument executed by PRECISION CABLE MANUFACTURING CO., INC. to ENSERCH CORPORATION (C/O LONE STAR GAS COMPANY), dated March 8, 1990, filed April 6, 1990, recorded in Volume 534, Page 80, Real Estate Records, Rockwall County, Texas.

8. Easement created in instrument executed by PRECISION CABLE COMPANY to TEXAS UTILITIES ELECTRIC COMPANY, dated October 2, 1995, filed December 15, 1995, recorded in Volume 1070, Page 151, Real Estate Records, Rockwall County, Texas.

                                                                       EXHIBIT F
                                                                       ---------

Allocation of Purchase Price - Cable Assembly Group


The allocation is agreed to be done as follows:


Amount paid for the assets of:

PCMCI:
ITG:


Amount paid for the stock of Precision Cable Mexico:

The amount paid for each business unit's assets (other than for the Canadian Purchased Assets and for the stock of the foreign entity shown above) will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, to the following classes of assets, as applicable, in the following order:

Class I       Cash
Class II      Marketable securities
Class III     Receivables
Class IV      Inventory
Class V       Prepaid assets and deposits and land & depreciable assets
Class VI      Intangible property (other than goodwill)
Class VII     Goodwill


**** See the Canadian Bill of Sale and the Deed of Transfer for the allocation of the purchase price among the Canadian Purchased Assets.

                                  EXHIBIT G TO
                       STOCK AND ASSET PURCHASE AGREEMENT
                        FORM OF BIDDING PROCEDURES ORDER





                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
--------------------------------------------------X
                                                  :      CHAPTER 11
IN RE                                             :
                                                  :      CASE NO.  02_____ (__)
INSILCO TECHNOLOGIES, INC., ET AL.1,              :
                                                  :      (JOINTLY ADMINISTERED)
                             DEBTORS.             :
                                                  :
--------------------------------------------------X



       ORDER PURSUANT TO 11 U.S.C.SS.SS.363(B), 365 AND 105(A) AND FED. R.
            BANKR. P. 2002, 6004, 6006 AND 9014 APPROVING (A) BIDDING
              PROCEDURES, (B) TERMINATION PAYMENTS AND (C) THE FORM
             AND MANNER OF NOTICE OF (I) THE SALE OF CERTAIN ASSETS
             RELATED TO THE DEBTORS' CUSTOM ASSEMBLIES BUSINESS AND
             (II) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


     This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C.ss.ss.363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business Free and Clear

--------------
1    The other debtors in these jointly administered chapter 11 proceedings are
Insilco Holding Co., InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Co., Inc.

of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion")2 filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc. (collectively, the "Sellers") that are related to the Sellers' custom assemblies business and all the issued and outstanding equity securities of the Foreign Corporations (the "Shares"),
(b) authorizing the payment of the certain termination payments (the "Termination Payments") pursuant to and as described in Section 7.11 of the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Stock and Asset Purchase Agreement, dated as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (collectively, the "Buyer") and (ii) the assumption by the applicable Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby

--------------
2    Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

     FOUND AND DETERMINED THAT:(3)

     A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C.ss.1334 andss.157(a).

     B. This is a core proceeding pursuant to 28 U.S.C.ss.1334 andss. 157(b)(2)(A), (N) and (O).

     C. The Debtors have articulated good and sufficient reasons for approving
(i) the Bidding Procedures, (ii) the Termination Payments, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing (the "Sale Notice") and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

     D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

-----------
3    Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

     E. The Debtors' obligations to the Buyer in respect of the Termination Payments constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets") and the Shares. The terms and conditions of the Termination Payments were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets and the Shares. The Termination Payments were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets and the Shares under the terms of the Sale Agreement unless it is assured payment of the Termination Payments in accordance with the terms of the Sale Agreement. Thus, assurance to the Buyer of payment of the Termination Payments has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.


     F. Because the Termination Payments induced the Buyer to research the value of the Purchased Assets and the Shares and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets and the Shares are sold will reflect their true worth. Absent authorization of the Termination Payments, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets and the Shares.

     G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets and the Shares.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               Bidding Procedures
                               ------------------

     1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets and the Shares in these cases.

                              Termination Payments
                              --------------------

     2. Section 7.11 of the Sale Agreement is hereby approved and shall be enforceable in accordance with its terms. The Debtors are hereby authorized to make the Termination Payments, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Sellers' estates within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court.

                                  Sale Hearing
                                  ------------

     3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2003, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington,

Delaware, at which time the Court shall consider the request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served so as to be received by no later than 4:00 p.m. (prevailing NY time) on _____________, 2003:
(i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn: Constance A. Fratianni and Scott C. Shelley; (ii) the Office of the United States Trustee; and (iii) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: Robert Freeman. The failure of any objecting party to timely file its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets and the Shares free and clear of all Interests (as defined in Paragraph 5 below) other than Closing Encumbrances.

     4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     Notice
                                     ------

     5. The form and manner of notice of (a) the Motion and the Sale Hearing and
(b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

          (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets and the Shares (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) and the Shares during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets and the Shares; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office;
     (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

          (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

          (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Sellers believe might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit E specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing (or _______________, 2003) (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement, the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of any of them, in respect of such Assumed Agreement or Additional Assumed Agreement;

          (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

          (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F (the "Assumption Notice") to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party as to the executory contract(s) and unexpired lease(s) to which it is party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

     6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated:  Wilmington, Delaware
        ______________, 2003


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                                CUSTOM ASSEMBLIES
                               BIDDING PROCEDURES
                               ------------------

     Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the custom assemblies business (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co. Inc. (collectively, the "Sellers") and all the issued and outstanding equity securities of the Foreign Corporations (the "Shares"). On [__________], 2002, the Sellers executed a Stock and Asset Purchase Agreement (the "Sale Agreement") by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (collectively the "Buyer") with respect to, among other things, the sale (the "Sale") of substantially all of the assets (as defined in the Sale Agreement, the "Purchased Assets") of the Sellers relating to the Business and the Shares. The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

     On December ___, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C.ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and
9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion").1 On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C.ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS
                               -------------------

     The Sellers shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets and
--------------------
1    Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Motion.

the Shares (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets and the Shares to any person who is not a Qualified Bidder. The Sellers shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Sellers' reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS
                           --------------------------

     Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets and the Shares (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

     (i) An executed confidentiality agreement customary of transactions of this type, in form and substance satisfactory to the Sellers;

     (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

     (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing), (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

     A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein).

     As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Sellers notify a Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE
                                  -------------

     The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their sole discretion, may agree. The Sellers will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. Any additional due diligence shall not continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business, the Purchased Assets or the Shares to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE
                                  ------------

     A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on ______________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                                BID REQUIREMENTS
                                ----------------

     A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to the Sale Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit in a form acceptable to the Sellers in an amount of one hundred thousand dollars ($100,000) payable to the order of Gleacher Partners LLC, as agent for the Sellers (the "Good Faith Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Sellers in writing, with the exception of subclause (a) below, which shall not be waivable by the Sellers, the Sellers will consider a bid only if the bid:

          a. provides overall value for the Purchased Assets and the Shares to the Sellers of at least $500,000 over the Purchase Price in the Sale Agreement;

          b. is on terms that, in the Sellers' reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

          c. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

          d. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

          e. is received by the Bid Deadline (as it may have been extended by the Sellers with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"
                                -----------------

     The sale of the Purchased Assets and the Shares shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or estates, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Sellers' right, title and interest in and to the Purchased Assets and the Shares shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

     Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets, the Shares and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, the Shares or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION
                                     -------

     If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ______________, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) to all Qualified Bidders (including, for the avoidance of doubt, the Buyer) who intend to participate in the Auction at least two (2) business days prior to the commencement thereof, or as soon thereafter as practicable.

     Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of one hundred thousand dollars ($100,000) or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the Bidding Process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders (including for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

     As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares at the Auction (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval.

                          ACCEPTANCE OF QUALIFIED BIDS
                          ----------------------------

     The Sellers shall sell the Purchased Assets and the Shares to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent if the terms of such bid are economically less favorable to the Sellers than the terms of the Sale Agreement, and the Sellers shall not materially modify the terms of the Sale Agreement without the consent of the Prepetition Agent. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING
                                ----------------

     The Sale Hearing is presently scheduled to take place on __________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

     Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets and the Shares to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT
                          ----------------------------

     The Good Faith Deposits of all Qualified Bidders shall be returned to such Qualified Bidders on the earlier to occur of the date that is three business days after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003; provided that the Good Faith Deposits applied toward the purchase price or retained as liquidated damages pursuant to this paragraph shall not be so returned. The Good Faith Deposit of the Successful Bidder, together with interest thereon (if any), shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. In the event the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to the Successful Bidder's breach of its purchase agreement with the Sellers, the Successful Bidder shall be deemed to have indefeasibly forfeited, and the Sellers shall be entitled to retain, such Successful Bidder's Good Faith Deposit as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder.

                                  MODIFICATIONS
                                  -------------

     Subject to the terms and conditions herein, the Sellers may (a) determine, in their business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets and the Shares to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Sellers may impose such other terms and conditions as they may determine to be in the best interests of the Sellers' estates, their creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

                    PARTICIPATION OF THE CREDITORS' COMMITTEE
                    -----------------------------------------
                            AND THE PREPETITION AGENT
                            -------------------------

     The Sellers shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Sellers take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as set forth herein, in the event that the Sellers and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Sellers, the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute.

     Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements set forth above) to credit bid, in accordance with Bankruptcy Code section 363(k), at the Auction or the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                               CREDIT BID OF BUYER
                               -------------------

     The Buyer shall be permitted to credit the amount of $500,000 (representing the estimated amount of the Termination Payments) to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted to submit a bid that satisfies the bid increment requirement herein by submitting a bid in an amount equal to the amount of the then-highest bid minus $400,000.

(...continued)
                                                                       Exhibit H
                                                                       ---------


                                  Exhibit H to
                       Stock and Asset Purchase Agreement
                               Form of Sale Order

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------------
                                          :           Chapter 11
In re                                     :
                                          :           Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,      :
                                          :           (Jointly Administered)
                 Debtors.                 :
                                          :
-------------------------------------------


           ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE
          DEBTORS' CUSTOM ASSEMBLIES BUSINESS FREE AND CLEAR OF LIENS,
         CLAIMS, ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION
                AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES, AND (iii) GRANTING RELATED RELIEF
               ---------------------------------------------------

         This matter having come before the court on the motion dated December ___, 2002 (the "Motion")2 filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc. (collectively, the "Sellers") that are related to the Sellers' custom assemblies business and all

--------------------------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Co., InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Co., Inc.

2 Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

issued and outstanding equity securities (the "Shares") of Precision Cable Mfg. Corp. de Mexico, S.A. de C.V., (B) the payment of certain termination payments (the "Termination Payments") pursuant to and as described in Section 7.11 of the Stock and Asset Purchase Agreement dated as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (the "Buyers"), and (C) the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (D) granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment to the Buyers of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement, and (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) and the Shares free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement) and (B) the assumption and assignment of the Assumed Agreements, and granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Prepetition Lenders (as defined below), having
(i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identified the bid of

_______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets and the Shares (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to make a higher and better offer to purchase the Purchased Assets and the Shares and to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any,
(iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the Shares and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

         FOUND AND DETERMINED AS FOLLOWS:3

         A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss.157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss.157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss.1408 and 1409.

         B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014.

--------------------------
3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See --- Fed.R.Bank.P. 7052.

         C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and the Shares and of the related transactions contemplated thereby has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and the Shares and all the related transactions contemplated thereby shall be required.

         D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyers, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement"), (iii) each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets and the Shares that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets and the Shares, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002 and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

         E. The Debtors and the Buyers (i) have full corporate power and authority to execute the Sale Agreement and all other documents contemplated by the Motion, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by the Sellers and the Buyers, respectively, of the transactions contemplated thereby. The Sellers are the sole and lawful owners of the Purchased Assets and the Shares to be sold pursuant to the Sale Agreement.

         F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

         G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

         H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Sellers and the Buyers as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. Each of the Buyers is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyers have not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

         I. The consideration provided by the Buyers for the Purchased Assets and the Shares (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and the Shares and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

         J. The transfer of the Purchased Assets and the Shares to the Buyers under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and the Shares and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyers all right, title and interest of the Debtors in the Purchased Assets and the Shares free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the

Closing Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyers shall not assume or become liable for any Interests relating to the Purchased Assets and the Shares being sold by the Sellers.

         K. The transfer of the Purchased Assets and the Shares to the Buyers free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the net proceeds of the Sale (the "Sale Proceeds") in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets and the Shares, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

         L. The Buyers would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets and the Shares to the Buyers was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyers would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets and the Shares could not be made under section 363 of the Bankruptcy Code.

         M. The Debtors may sell the Purchased Assets and the Shares free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

         N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

         O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets and the Shares have been satisfied.

         P. A reasonable opportunity has been afforded to all interested parties to make a higher and better offer to purchase the Purchased Assets and the Shares.

         Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

         NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

            1. The Motion is granted.

            2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

            3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets and the Shares pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

            4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyers for the purpose of assigning, transferring, granting, conveying and conferring to the Buyers or reducing to possession, the Purchased Assets and the Shares or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyers assume no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets and the Shares shall pass to the Buyers at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets and the Shares, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets and the Shares prior to the Closing except as may be set forth herein.

            5. The transfer of the Purchased Assets and the Shares to the Buyers pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets and the Shares, and shall, upon the consummation of the Closing, vest in the Buyers all right, title and interest of the Debtors in and to the Purchased Assets and the Shares, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

            6. The Sellers and the Buyers are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Debtors are hereby authorized and directed to assume and assign to the Buyers the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Debtors are authorized and directed to pay any cure amounts required under Bankruptcy Code section 365 to the non-Debtor party to such Assumed Agreements from the proceeds of the Sale of the Purchased Assets and the Shares within ten (10) days after the Closing or, in the event any cure amount is the subject of a timely objection by a non-Debtor party to an Assumed Agreement, within ten (10) days of the entry of an order by the Bankruptcy Court resolving such objection.

            7. The Buyers shall assume obligations of the Debtors arising from and after the Closing under the Assumed Agreements and shall not assume any obligations accruing under the Assumed Agreements prior to the Closing, other than the Cure Amounts (as defined in the Sale Agreement). Upon assumption and assignment of any Assumed Agreement, the Debtors and their estates shall be relieved of any liability for breach of such Assumed Agreement occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code.

            8. The Buyers and the Debtors have provided adequate assurance of future performance under the Assumed Agreements and the proposed assumption and assignment of the Assumed Agreements satisfies the requirements of the Bankruptcy Code including, inter alia, sections 365(b)(1) and (3) and 365(f) to the extent applicable.

            9. All parties to the Assumed Agreements are forever barred and enjoined from raising or asserting against the Buyers any assignment fee, default or breach under, or any claim or pecuniary loss, or condition to assignment, arising under or related to the Assumed Agreements existing as of the Closing or arising by reason of the Closing.

            10. The Assumed Agreements, upon assumption by the Debtors and assignment to the Buyers, shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Order, and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability, except for any cure obligations as provided herein and in the Sale Agreement.

            11. In consideration for the Purchased Assets and the Shares, and subject to the terms and conditions of the Sale Agreement, the Buyers shall assume the Assumed Liabilities and, at the Closing, shall (a) irrevocably pay to the Sellers an amount in cash equal to the Purchase Price (as defined in the Sale Agreement), as modified by the purchase price adjustment (the "Purchase Price Adjustment"), as determined in accordance with Section 3.3 of the Sale Agreement, reduced by the Escrow Amount, (b) place in escrow, in immediately available U.S. funds, by wire transfer to an account or accounts designated by the Sellers, the Escrow Amount (as defined in the Sale Agreement) and (c) provide funds to the Sellers by wire transfer of immediately available U.S. funds in an amount equal to the Cure Amounts (and the Sellers shall pay all Cure Payments (as defined in the Sale Agreement) and Cure Expenses (as defined in the Sale Agreement) owed to third parties promptly after receipt thereof from the Buyers). Thereafter, the Sellers and the Buyers shall implement the terms of the Purchase Price Adjustment set forth in Section 3.3 of the Sale Agreement.

            12. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets and the Shares (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets and the Shares, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets and the Shares to the Buyers, hereby are forever barred and estopped from asserting against the Buyers, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets and the Shares, such persons' or entities' Interests and
(ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets and the Shares. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyers arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates

(including following any conversion or dismissal of these cases, any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases).

            13. The Purchase Price (as adjusted by the Purchase Price Adjustment) provided by the Buyers for the Purchased Assets and the Shares under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

            14. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets and the Shares, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanics' liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets and the Shares shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets and the Shares or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets and the Shares.

            15. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets and the Shares. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

            16. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyers shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Purchased Assets and the Shares and, to the extent allowed by law, the Buyers (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyers shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

            17. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets and the Shares to the Buyers, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

            18. The transactions contemplated by the Sale Agreement are undertaken by the Buyers in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets and the Shares shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyers are purchasers in good faith of the Purchased Assets and the Shares, and the Buyers are entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

            19. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyers and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting interests in the Purchased Assets and the Shares), notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

            20. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

            21. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

            22. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

            23. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Sellers and the Buyers or result in the continuation of the Sellers' business under the Buyers' control. Neither of the Buyers is the alter ego of, a successor in interest to, or a continuation of the Sellers, nor is either of the Buyers otherwise liable for the Sellers' debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

            24. All of the Debtors' interests in the Purchased Assets and the Shares to be acquired by the Buyers under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyers. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets and the Shares acquired by the Buyers under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets and the Shares to the Buyers.

            25. As of the Closing Date, the Buyers shall be hereby granted immediate and unfettered access to the Purchased Assets and the Shares. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets and the Shares are hereby directed to surrender possession of the Purchased Assets and the Shares to the Buyers on the Closing Date.

            26. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyers and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated:  _____________, 2003

        Wilmington, Delaware


                                              ----------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT I
                                                                       ---------


                            FORM OF DEED OF TRANSFER


THIS AGREEMENT is entered into:

BY AND BETWEEN:            ERNST & YOUNG INC., acting in its capacity as trustee
                           to the estate of T.A.T. Technology Inc./ Technologie
                           T.A.T. Inc., a bankrupt, (being the corporation resulting from the amalgamation of 9011-7243 Quebec inc. with 9087-3498 Quebec inc. on February 16,
                           2000), a corporation legally incorporated under the laws of Canada, having a place of business at 1 Place
                           Ville-Marie, 24th Floor, Montreal, Province of
                           Quebec, H3B 3M9, acting and represented by Stanley
                           Wener, its designated administrator, duly authorized for the purposes hereof under the terms of a resolution of its Board of Directors adopted on the ___ (__) day of ___, and a resolution of the inspectors in the matter of the bankruptcy of T.A.T.
                           Technology Inc./Technologie T.A.T. Inc., dated ___;

                           (hereinafter called the "VENDOR");


AND: AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO., a corporation incorporated under the laws of Nova Scotia, having its head office at 2100 Notre Dame Avenue, Winnipeg, Province of Manitoba, R3H 0K1, herein acting and represented by ___, its ___, hereunto duly authorized pursuant to a resolution of the Board of Directors of the said corporation dated
                           ___.

                           (hereinafter called the "PURCHASER");


WHICH HAVE MADE THE FOLLOWING DECLARATIONS:

WHEREAS pursuant to a Stock and Asset Purchase Agreement (the "STOCK AND ASSET PURCHASE AGREEMENT") executed under private signature as of December ____, 2002, T.A.T.Technology Inc./ Technologie T.A.T. Inc. (hereinafter "T.A.T." or the "BANKRUPT", as the context may require), agreed to sell and to convey to the Purchaser all of the right, title and interest T.A.T. may possess in, to and under certain assets, including all right, title and interest in and to the immovable property hereinafter described (the "ASSETS");

WHEREAS T.A.T. has since become bankrupt pursuant to the Bankruptcy and Insolvency Act (Canada) and the Vendor has been designated as trustee to its estate;

[WHEREAS THE INSPECTORS IN THE MATTER OF THE BANKRUPTCY OF THE BANKRUPT HAVE APPROVED, BY A RESOLUTION DATED ___, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE STOCK AND ASSET PURCHASE AGREEMENT AND THE EXECUTION OF THIS DEED OF TRANSFER BY THE VENDOR (THE "INSPECTORS' APPROVAL");]

[OR, WHEREAS THE QUEBEC SUPERIOR COURT (COMMERCIAL DIVISION) SITTING IN BANKRUPTCY MATTERS HAS APPROVED, BY JUDGMENT DATED ___, BEARING NUMBER ___, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE STOCK AND ASSET PURCHASE AGREEMENT AND OF THIS DEED OF TRANSFER (THE "COURT APPROVAL");]

WHEREAS the Vendor and the Purchaser wish to give effect to the Stock and Asset Purchase Agreement with respect to the Property (as defined below) and publish the sale and conveyance of the Property, the whole subject and in accordance with this Deed of Transfer.

NOW, THEREFORE, the Vendor and the Purchaser have agreed as follows:

1.   SALE

     The Vendor hereby sells and conveys, without any warranty whatsoever except as hereinafter expressly set forth in Article 5 hereof, to the Purchaser hereto present and accepting all right, title and interest of the Bankrupt in and to the following immovable property:

                                   DESCRIPTION
                                   -----------

                Lots TWO MILLION NINETY THOUSAND THREE HUNDRED AND EIGHTEEN (2 090 318) and TWO MILLION NINETY THOUSAND THREE HUNDRED AND TWENTY (2 090 320), cadastre du Quebec, Registration Division of Montreal.

                With the building thereon erected bearing civic addresses 5895-5975 Andover Avenue and 8405 Dalton Road, Montreal, Province of Quebec.

                Together with all property which is incorporated, attached or joined to the said building and which is by law immovable, without exception or reserve.

                                            (hereinafter called the "PROPERTY").

2.   NO WARRANTY

     The Purchaser acknowledges and confirms that the Purchaser has inspected the general state and condition of the Property and declares itself to be entirely satisfied therewith and except for the express representations and warranties of the Vendor set forth at Article 5 hereof, the Purchaser acknowledges and agrees that it is purchasing the Property on an "as is, where is" basis at its own risk, without any representation or warranty whatsoever on the part of the Vendor, formal or implicit, legal or conventional, and without limiting the generality of the foregoing, the Purchaser acknowledges and agrees that it is purchasing the Property without (i) any declaration, whether oral or written, (ii) any warranty of ownership or quality or with regard to environmental matters relating to the Property, (iii) any commitment or declaration concerning the adaptability or the intended use of the lands or buildings comprising the Property or with respect to the conformity, quality, quantity, value or durability of the Property, or (iv) any other legal or conventional warranty concerning the present sale of the Property.

     The Purchaser acknowledges that the Vendor is not a "Professional Seller" of the Property for the purpose of the QUEBEC CIVIL CODE.

3.   TITLE TO THE PROPERTY

     The Bankrupt acquired the Property by virtue of the following deeds:

     3.1 Deed of Sale by Immeubles Zenadev Inc./Zenadev Properties Inc. in favour of 9011-7243 Quebec Inc. executed before Irwin Litvack, Notary, on October 9, 1997, registered at the Registry Office for the Registration Division of Montreal under number 4967648; and

     3.2 Deed of Sale by 140239 Canada Inc. in favour of 9011-7243 Quebec Inc. executed before Celine Michaud, Notary, on October 12, 1999, registered at the Registry Office for the Registration Division of Montreal under number 5128401.

4.   POSSESSION

     The Purchaser shall be the owner of the Property as of the date of execution of this Deed of Transfer with possession as of the same date.

5.   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     The Vendor hereby makes the following representations and warranties in favour of the Purchaser:

     5.1 the Vendor has been authorized to sell the Assets pursuant to the [INSPECTORS' APPROVAL] [OR COURT APPROVAL] and has all necessary power, capacity and authority to sell and convey the Property to the Purchaser; and

     5.2 the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) and the Taxation Act (Quebec).

6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to and in favour of the Vendor as follows:

     6.1 it is a corporation duly incorporated and validly subsisting under the laws of Nova Scotia;

     6.2 it has the power and capacity to acquire and own the Property and to enter into and perform its obligations hereunder and under the other agreements related thereto; and

     6.3 all necessary action required in order to authorize the Purchaser to execute the present Deed and other agreements related thereto has been accomplished and no other authorization, approval or consent by or notification to any person (including, without limitation, any governmental board or agency or other authority) of any nature whatsoever is required in order for the Purchaser to execute the present Deed and said agreements.

7.   COVENANTS OF THE PURCHASER

     The Purchaser hereby covenants in favour of the Vendor as follows:

     7.1 it shall pay or cause to be paid all real estate taxes, affecting the Property as of and from ____, [2002], including all future instalments (or its share thereof, as the case may be) in capital and interest of all special taxes imposed before this date, payment of which is spread over a period of years;

     7.2 it shall pay all municipal transfer duties, land transfer taxes, sales taxes, goods and services taxes and any other taxes and duties of a similar nature payable as a result of the present sale;

     7.3  it shall not call upon the Vendor to furnish any title deeds;

     7.4 it shall pay the registration of these presents and the copies for all the parties; and,

     7.5 it shall be responsible to pay, to the complete exoneration of the Vendor, any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Property and the Purchaser hereby undertakes to fully indemnify and hold the Vendor harmless from and against all liability for payment of any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Property contemplated in this Deed of Transfer and/or resulting from the non-payment thereof, including, without limitation, all penalties, interest and costs relating thereto.

8.   PURCHASE PRICE

     The present sale is thus made for and in consideration of the sum of ______ DOLLARS ($______), lawful money of Canada, and other good and valuable consideration, which the Vendor hereby acknowledges having received from the Purchaser and for which the Vendor hereby grants final acquittance.

9.   ADJUSTMENTS

     The parties declare that they have made or provided for all adjustments between them relating to the present sale as of _______, [2002], to their complete and entire satisfaction.

10. DECLARATION OF THE PARTIES CONCERNING THE GOODS AND SERVICES TAX ("GST") AND QUEBEC SALES TAX ("QST")

     10.1 The Purchaser declares and warrants that it is duly registered under the provisions of the Excise Tax Act ("ETA"), as amended, and the Act Respecting the Quebec Sales Tax ("QSTA") and that its registration numbers are as follows:

                                  GST:    ________;

                                  QST:    ________;

     10.2 The Bankrupt is duly registered under the provisions of the ETA, as amended, and QSTA and the Bankrupt's registration numbers are as follows:

                                  GST:    139580914RT;

                                  QST:    1017276090TQ0001.

     10.3 As the case may be and subject to Section 7.7(b) of the Stock and Asset Purchase Agreement, the Vendor and the Purchaser hereby declare that GST and QST payable in respect of the present sale of the Property is subject to Subsections 221(2), 228(4) and 228(6) of the ETA and to Sections 423, 438 and 442 of the QSTA and consequently, the Vendor is not required to collect same in respect thereof.

11. MENTIONS REQUIRED UNDER SECTION 9 OF AN ACT RESPECTING DUTIES ON TRANSFERS OF IMMOVABLES

     The Vendor and the Purchaser herein (hereinafter called the "TRANSFEROR" and the "TRANSFEREE" for the purpose of the present declaration) in order to conform to the provisions of the above-described Act, establish and acknowledge the following particulars and facts:

     11.1 the name and address of the Transferor are:

                            Ernst & Young Inc., in its capacity as trustee to the bankruptcy of T.A.T. Technology Inc./ Technologie T.A.T. Inc.,
                            1 Place Ville-Marie
                            24th Floor
                            Montreal, Quebec
                            H3B 3M9

     11.2 the name and address of the Transferee are:

                            Amphenol Technical Products International Co. 2100 Notre Dame Avenue
                            Winnipeg, Manitoba
                            R3H 0K1

     11.3 the Property is located in the City of Montreal;

     11.4 according to the Transferor and the Transferee, the amount of the consideration for the Property forming the object of the present deed is _______ DOLLARS ($______) and other good and valuable consideration;

     11.5 according to the Transferor and the Transferee, the amount constituting the basis of imposition of the transfer duties is [ONE MILLION SIX HUNDRED ONE THOUSAND EIGHT HUNDRED DOLLARS
          ($1,601,800.00)] [OR THE PURCHASE PRICE REFERRED TO IN ARTICLE 8 OF THIS DEED OF TRANSFER, SHOULD IT BE HIGHER];

     11.6 the amount of the transfer duties for the Property forming the object of the present deed is [TWENTY-TWO THOUSAND FIVE HUNDRED AND TWENTY-SEVEN DOLLARS ($22,527.00)];

     11.7 the transfer concerns only a corporeal immovable.

12.  GOVERNING LAW

     This Deed of Transfer shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

13.  MISCELLANEOUS

     13.1 The Purchaser hereby acknowledges and agrees that the Vendor is acting in its representative capacity as trustee to the bankruptcy of T.A.T., and the Vendor shall assume no personal liability with respect to the transactions contemplated by the present Deed of Transfer.

     13.2 The Vendor convenants that, immediately prior to the registration of this Deed of Transfer, it will register its rights with respect to the Property by virtue of a certificate under Section 74(1) of the BANKRUPTCY AND INSOLVENCY ACT (Canada).

     13.3 The parties hereto acknowledge that they have requested and are satisfied that the present Deed of Transfer as well as all notices, actions and legal proceedings be drawn up in the English language./Les parties a cet Acte reconnaissent qu'elles ont exige que ce qui precede ainsi que tous avis, actions ou procedures legales soient rediges et executes en anglais et s'en declarent satisfaites.



IN WITNESS WHEREOF this Agreement has been executed by the parties as follows:


at ______________, ________________, on the _____ day of ________, 2003



                                  ERNST & YOUNG INC., IN ITS CAPACITY AS TRUSTEE TO THE ESTATE OF T.A.T. TECHNOLOGY INC./ TECHNOLOGIE T.A.T. INC.

                                  per: _____________________
                                       Name:
                                       Title:


at ______________, ________________, on the _____ day of ________, 2003


                                  AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                                  per: _______________________
                                       Name:
                                       Title:

                                  CERTIFICATION
                                  -------------




I, the undersigned, ________________, advocate, certify:


1.   that I have verified the identity, quality and capacity of the Vendor; and

2.   that the present document represents the will expressed by the Vendor.



Certified at ________________, _______________, on the __________________ day of

________________________, 2003


Name:

Quality:   Advocate

Address:

                                  CERTIFICATION
                                  -------------




I, the undersigned, l, advocate, certify:


1.   that I have verified the identity, quality and capacity of the Purchaser;

2.   that the present document represents the will expressed by the Purchaser;
     and

3.   the present document is valid as to its form.


Certified at ________________, _______________, on the __________________ day of

________________________, 2003



Name:

Quality: Advocate

Address:

                                                                       EXHIBIT J
                                                                       ---------

                          FORM OF CANADIAN BILL OF SALE

AGREEMENT OF SALE executed at the city of Montreal, Province of Quebec, this ____th day of ____________, ____.

BY AND BETWEEN:            ERNST & YOUNG INC., in its capacity as trustee to the
                           estate of T.A.T. Technology Inc./Technologie T.A.T.
                           Inc., herein acting and represented by Stanley Wener, its Senior Vice-President, duly authorized for all purposes hereof as declared and warranted;

                           (the "VENDOR")

AND: AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO., a corporation incorporated under the laws of Nova Scotia, having its head office at 2100 Notre Dame Avenue, Winnipeg, Province of Manitoba, R3H 0K1, herein acting and represented by ______________________________________, its
                           ______________________________, hereunto duly
                           authorized pursuant to a resolution of the Board of Directors of the said corporation dated __________________________;

                           (the "PURCHASER")

WHEREAS pursuant to a Stock and Asset Purchase Agreement (the "PURCHASE AGREEMENT") executed as of December ____, 2002, T.A.T. Technology Inc./ Technologie T.A.T. Inc. (the "BANKRUPT") agreed to sell and to convey to the Purchaser all of the right, title and interest of the Bankrupt in and to all of the Canadian Purchased Assets (as defined in the Purchase Agreement);

WHEREAS certain parts of the Canadian Purchased Assets are being transferred pursuant to a Deed of Transfer, and the remainder of such Canadian Purchased Assets (the "ASSETS") are being transferred pursuant hereto;

WHEREAS the Bankrupt has since become bankrupt pursuant to the Bankruptcy and Insolvency Act (Canada) and the Vendor has been designated as trustee to its estate;

[WHEREAS THE INSPECTORS IN THE MATTER OF THE BANKRUPTCY OF THE BANKRUPT HAVE APPROVED, BY A RESOLUTION DATED ______________, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT AND THE EXECUTION OF THIS AGREEMENT OF SALE BY THE VENDOR (THE "INSPECTORS' APPROVAL");]

[OR, WHEREAS THE QUEBEC SUPERIOR COURT (COMMERCIAL DIVISION) SITTING IN BANKRUPTCY MATTERS HAS APPROVED, BY JUDGMENT DATED _______________, BEARING COURT NUMBER __________________, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT (THE "COURT APPROVAL");]

WHEREAS the Vendor and the Purchaser wish to give effect to the Purchase Agreement with respect to the Assets, the whole subject to and in accordance with terms and conditions herein set forth.

NOW THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

1.   PREAMBLE

     1.1 The preamble hereto shall form part hereof as if recited at length herein.

2.   SALE OF ASSETS

     2.1 In consideration of the payment by the Purchaser to the Vendor of ___________________($) (the "Purchase Price"), the receipt of which is expressly acknowledged, whereof quit, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases and hereby accepts from the Vendor all of the Vendor's right, title and interest in and to the Assets.

     2.2 In addition to the Purchase Price, the Purchaser shall pay to the complete exoneration of the Vendor, any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Assets envisaged hereby (the "TAXES"). Without restricting the generality of the foregoing, the Purchaser hereby undertakes to fully indemnify and hold the Vendor harmless from and against all liability for payment of the Taxes and/or resulting from the non-payment thereof, including, without limitation all penalties, interest and costs relating thereto. The Purchaser hereby covenants that it is registered under Part IX of the Excise Tax Act, Canada (the "ETA") and Chapter VIII of Title I of the Act Respecting the Quebec Sales Tax, (the "QSTA") and the Vendor and the Purchaser shall jointly execute and file elections under sub-section 167(1) of the ETA and sub-section 75(1) of the QSTA, in the form and manner required so that the Taxes will not apply in respect of the transfer of the Assets.

     2.3 The Purchase Price shall be allocated in accordance with the provisions of Schedule A. Each of Vendor and Purchaser agrees to report the purchase and sale of the Assets in accordance with Schedule A for purposes of any tax returns filed by it and will not voluntarily take any position inconsistent therewith upon examination of such tax returns, in any claims, in any litigation or otherwise with respect to such tax returns.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 The Vendor hereby represents and warrants to and in favour of the Purchaser that:

          3.1.1 The Vendor has been authorized to sell the Assets pursuant to the [INSPECTORS' APPROVAL] [OR COURT APPROVAL] and has all necessary power, capacity and authority to sell and convey the Assets to the Purchaser; and

          3.1.2 The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) and the Taxation Act (Quebec).

     3.2 The maximum extent of the Vendor's liability for any breach and/or untruth of the herein created representations and warranties shall not, under any circumstances, exceed the Purchase Price. Under no circumstances whatsoever, shall the Vendor have any further responsibility therefor, whether for consequential damages or otherwise.

     3.3 The representations and warranties set forth in Clause 3.1 hereof are the only representations and warranties made by the Vendor to the Purchaser in respect of the Assets and the sale thereof hereby effected and all other representations and warranties, whether legal or conventional, express or implied, are hereby expressly excluded. The Purchaser expressly acknowledges that the Vendor is not a "Professional Seller" of the Assets.

     3.4 Without limiting the generality of Clause 3.3 hereof, the Purchaser expressly acknowledges having examined and being satisfied with the physical state and condition of the Assets in all respects and the value thereof, all such that all of the Assets are accepted by the Purchaser strictly on an "as is/where is" basis at the Purchaser's sole risk without any representation or warranty from the Vendor.

4.   MISCELLANEOUS

     4.1 The Purchaser shall become the owner of the Assets upon execution of this Agreement and will take immediate possession and assume all costs and expenses related to the Assets arising after this date, including, without limiting the generality of the foregoing, all future costs and expenses related to the occupation of the premises in which the Assets are located.

     4.2 The Purchaser hereby acknowledges and agrees that the Vendor is acting in its representative capacity as trustee to the estate of the Bankrupt, and the Vendor shall assume no personal liability with respect to the transactions contemplated by the present Agreement.

     4.3 The interpretation, validity and enforceability of the present Agreement shall be subject to and governed by the laws of the Province of Quebec and the laws of Canada applicable therein from time to time.

     4.4 The Vendor and the Purchaser undertake to do, sign and execute all acts, deeds, documents, and other proceedings necessary or desirable in order to give full force and effect to the provisions hereof and in order to fully vest ownership of the property in the Purchaser.

     4.5 The clause headings herein contained are for use of reference only, do not form part hereof and shall not, in any manner be used in the interpretation of the contents hereof.

     4.6 The parties hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language. Les parties a cette convention reconnaissent qu'elles ont exige que ce qui precede ainsi que tous avis, actions et procedures legales soient rediges et executes en anglais et s'en declarent satisfaites.



IN WITNESS WHEREOF, the parties hereto have executed these presents at the place and on the date hereinabove first mentioned.

                           ERNST & YOUNG INC., in its capacity as trustee to the estate of T.A.T. Technology Inc. /
                           Technologie T.A.T. Inc.

                           Per: _____________________________
                                Stanley Wener


                           AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                           Per: ______________________________

                                   SCHEDULE A

                            PURCHASE PRICE ALLOCATION
                            -------------------------